                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [X] Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [_] Definitive Proxy Statement
     [_] Definitive Additional Materials
     [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           SPAGHETTI WAREHOUSE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [_] No fee required.
   [X] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value, of Spaghetti Warehouse, Inc.
--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies: 5,742,000
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $8.00; Cash Merger Consideration
--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction: $45,936,000
--------------------------------------------------------------------------------

   (5)   Total fee paid: $9,188
--------------------------------------------------------------------------------

   [_] Fee paid previously by written preliminary materials.
   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:  $
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:  Schedule 14A
--------------------------------------------------------------------------------

   (3) Filing Party:  Registrant
--------------------------------------------------------------------------------

   (4) Date Filed:  October 7, 1998
--------------------------------------------------------------------------------

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS 75043

                                                               November __, 1998

To our Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Spaghetti Warehouse, Inc. (the "Company") to be held at 10:00 a.m., local time, on December 17, 1998 at 1815 N. Market Street, Dallas, Texas, on the second floor.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of September 18, 1998 ( the "Merger Agreement") and to approve the merger of Spaghetti Warehouse Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of Consolidated Restaurant Companies, Inc., a Delaware corporation ("Purchaser") with and into the Company (the "Merger") as contemplated by the Merger Agreement. Cracken, Harkey, Street & Hartnett, L.L.C., a Delaware limited liability company ("CHC") indirectly controls Purchaser. John D. Harkey, Jr., E. Gene Street and Stephen P. Hartnett each beneficially own equity interests in CHC. John R. W. Cracken is the sole beneficiary of a trust that also owns an equity interest in CHC. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time") each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time (other than shares held in treasury by the Company or owned by Purchaser, or any subsidiary of the Company or Purchaser, and shares held by shareholders of the Company who have validly exercised and perfected appraisal rights under Texas law) will be converted into the right to receive $8.00 in cash. Please note that for federal income tax purposes, an individual holder of shares of Company Common Stock who exchanges such shares for cash pursuant to the Merger or who receives cash in exchange for such shares pursuant to the exercise of appraisal rights will be treated as having sold his or her shares of Company Common Stock for cash in a taxable transaction. See "Certain Federal Income Tax Consequences" in the Proxy Statement.

     In connection with the Merger, holders of shares of Company Common Stock who comply with certain requirements and procedures set forth in Articles 5.11,
5.12 and 5.13 of the Texas Business Corporation Act (the "TBCA") may be entitled to seek an appraisal of their shares and to obtain the "fair value" of their shares. To exercise appraisal rights, holders of shares of Company Common Stock must not vote in favor of the Merger and must comply strictly with the procedural requirements of Articles 5.11, 5.12 and 5.13 of the TBCA, a description of which is set forth under "The Merger--Rights of Dissenting Shareholders," in the Proxy Statement and the full text of which is included as Appendix C to the Proxy Statement.

     The Board of Directors of the Company (the "Board") has carefully reviewed and considered the terms and conditions of the proposed Merger and the other factors described in the attached Proxy Statement (the "Proxy Statement") under "The Merger--The Company's Reasons for the Merger; Recommendation of the Board of Directors." As more fully set forth in such description of factors considered by the Board, the Board requested and received a written opinion dated as of September 17, 1998 from NationsBanc Montgomery Securities LLC ("NMS"), the Company's financial advisor, with respect to the fairness from a financial point of view (as of such date) of the consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger. That opinion is addressed solely to the Board; and under the terms of the engagement of NMS by the Board, only the Board (as addressee ) may rely on the opinion. Under the terms of the Engagement Letter, NMS has no responsibility to any other persons, including the Company's shareholders, and the opinion received by the Board from NMS may not be relied upon by any Company shareholder or any other person, and is not in any way, a recommendation by NMS as to whether the shareholders of the Company should vote for or against the Merger. The full text of the NMS opinion is included as Appendix B to the Proxy Statement, and contains certain important qualifications, assumptions made, matters considered, areas of reliance on others and limitations on the review undertaken. Several other important factors were considered by the Board, along with the opinion of NMS, and these are more fully described in the Proxy Statement under "The Merger--Opinion of Financial Advisor to the Company" and "The Merger--The Company's Reasons for the Merger; Recommendation of the Board of Directors."
You are urged to read, understand and consider the discussions of all of these factors in the Proxy Statement in connection with your analysis of whether to vote for or against the Merger.

     FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Details of the proposed Merger and other material information are included in the Proxy Statement. Please review the Proxy Statement carefully. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock is required to adopt the Merger Agreement and approve the Merger, SO FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, whether or not you plan to attend the Special Meeting. Your vote is important regardless of the number of shares you own.

     If you have any questions prior to the Special Meeting or need further assistance, please call the undersigned at (972) 226-6000.

                                    Sincerely,

                                       /s/ Robert R. Hawk
                                    --------------------------------------------

                                    Robert R. Hawk
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS 75043

                                ---------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1998

                                ---------------

To the Shareholders of Spaghetti Warehouse, Inc.:

     A Special Meeting of Shareholders (the "Special Meeting") of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), will be held on December 17, 1998 at 10:00 a.m., local time, at 1815 N. Market Street, Dallas, Texas, on the second floor, for the following purposes:

          1. To consider and vote upon a proposal to (a) adopt the Agreement and Plan of Merger, dated as of September 18, 1998 (the "Merger Agreement"), by and among Consolidated Restaurant Companies, Inc., a Delaware corporation ("Purchaser"), Spaghetti Warehouse Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Sub"), and the Company, and (b) approve the merger of Sub with and into the Company (the "Merger") as contemplated by the Merger Agreement. Purchaser is indirectly controlled by Cracken, Harkey, Street & Hartnett, L.L.C., a Delaware limited liability company ("CHC"). John D. Harkey, Jr., E. Gene Street and Stephen P. Hartnett each beneficially own equity interests in CHC. John R.W. Cracken is the sole beneficiary of a trust that also owns an equity interest in CHC. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time") each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time (other than shares held in treasury by the Company or owned by Purchaser, or any subsidiary of the Company or Purchaser, and shares held by shareholders of the Company who have validly exercised and perfected appraisal rights under Texas law) will be converted into the right to receive $8.00 in cash. For federal income tax purposes, an individual holder of shares of Company Common Stock who exchanges such shares for cash pursuant to the Merger or who receives cash in exchange for such shares pursuant to the exercise of appraised rights will be treated as having sold his or her shares of Company Common Stock for cash in a taxable transaction. See "Certain Federal Income Tax Consequences" in the Proxy Statement. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Purchaser, all as more fully set forth in the attached Proxy Statement (the "Proxy Statement") and in the Merger Agreement, a copy of which is included as Appendix A thereto; and

          2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November __, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only holders of record of shares of Company Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

     In connection with the Merger, holders of shares of Company Common Stock who comply with certain requirements and procedures set forth in Articles 5.11,
5.12 and 5.13 of the Texas Business Corporation Act (the "TBCA") may be entitled to seek an appraisal of their shares and to obtain the "fair value" of their shares. To exercise appraisal rights, holders of shares of Company Common Stock must not vote in favor of the Merger and must comply strictly with the procedural requirements of Articles 5.11, 5.12 and 5.13 of the TBCA, a description of which is set forth under "The Merger--Rights of Dissenting Shareholders," in the Proxy Statement and the full text of which is included as Appendix C to the Proxy Statement.

     YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE HOLDERS OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK IS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO

ATTEND. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     PLEASE DO NOT SEND ANY CERTIFICATES REPRESENTING YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. You will receive instructions regarding the surrender of your share certificate(s) and receive payment for your shares of Company Common Stock after the Effective Time.

                                    By Order of the Board of Directors



                                    Robert E. Bodnar
                                    Secretary


Garland, Texas
November __, 1998

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS 75043

                                ---------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1998

                                ---------------


     This Proxy Statement relates to the proposed merger of Spaghetti Warehouse Acquisition, Inc., a Texas corporation and wholly owned subsidiary ("Sub") of Consolidated Restaurant Companies, Inc., a Delaware corporation ("Purchaser"), with and into Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of September 18, 1998, by and among Purchaser, Sub and the Company (the "Merger Agreement"). The merger contemplated by the Merger Agreement is referred to herein as the "Merger."

     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), (i) each share of common stock, par value $.01 per share, of the Company's outstanding common stock ("Company Common Stock") immediately prior to the Effective Time (other than shares held in treasury by the Company or owned by Purchaser, or any subsidiary of the Company or Purchaser, and shares held by shareholders of the Company who have validly exercised and perfected appraisal rights under Texas law) will be converted into the right to receive $8.00 in cash, (ii) Sub will be merged with and into the Company, and (iii) the Company will become a wholly owned subsidiary of Purchaser.

     This Proxy Statement is being furnished to holders of shares of Company Common Stock in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a special meeting of shareholders of the Company (the "Special Meeting") to be held on December 17, 1998. This Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders of the Company on or about November __, 1998.

     At the Special Meeting, holders of shares of Company Common Stock will be asked to adopt the Merger Agreement and approve the Merger. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS


SUMMARY.....................................................................   1
     The Special Meeting....................................................   1
     The Parties............................................................   1
     Conflicts of Interest..................................................   2
     The Merger and the Merger Agreement....................................   2
     Terms of the Merger....................................................   3
     Certain Federal Income Tax Consequences................................   7
     Rights of Dissenting Shareholders......................................   7
     Market Price Data......................................................   7
     Dividend Policy........................................................   7

INTRODUCTION................................................................   8

MARKET FOR COMPANY COMMON STOCK AND RELATED SHAREHOLDER MATTERS.............  14

SELECTED FINANCIAL DATA.....................................................  15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS..................................................  16

THE SPECIAL MEETING.........................................................  17
     Date, Time and Place...................................................  17
     Purposes of the Special Meeting........................................  17
     Record Date and Outstanding Shares.....................................  17
     Voting and Revocation of Proxies.......................................  17
     Vote Required..........................................................  17
     Solicitation of Proxies................................................  17
     Other Matters..........................................................  18

THE MERGER..................................................................  19
     General Description of the Merger......................................  19
     Background.............................................................  19
     The Company's Reasons for the Merger; Recommendation of the
          Board of Directors................................................  20
     Opinion of Financial Advisor to the Company............................  21
     Certain Federal Income Tax Consequences................................  25
     Accounting Treatment...................................................  26
     Existing Relationships with Purchaser..................................  26
     Rights of Dissenting Shareholders......................................  26

CERTAIN TERMS OF THE MERGER AGREEMENT.......................................  28
     Effective Time of the Merger...........................................  28
     Manner and Basis of Converting Shares..................................  28
     Stock Options..........................................................  29
     Conditions to the Merger...............................................  29
     Representations and Warranties.........................................  30
     Certain Covenants Relating to Conduct of Business Prior to the Merger..  31
     No Solicitation........................................................  32
     Certain Post-Merger Matters............................................  33
     Termination or Amendment of the Merger Agreement.......................  33
     Expenses and Termination Fee...........................................  34
     Indemnification........................................................  34

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT....................  36

INDEPENDENT ACCOUNTANTS.....................................................  38

SHAREHOLDER PROPOSALS.......................................................  38

AVAILABLE INFORMATION.......................................................  38

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................. F-1

APPENDIX A.................................................................. A-1

APPENDIX B.................................................................. B-1

APPENDIX C.................................................................. C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Proxy Statement and the appendices hereto. Shareholders of the Company are urged to read carefully this Proxy Statement and the appendices hereto in their entirety. As used in this Proxy Statement, unless otherwise required by the context, the term "Purchaser" means Consolidated Restaurant Companies, Inc. and its subsidiaries, the term "Sub" means Spaghetti Warehouse Acquisition, Inc. and its subsidiaries and the term "Company" means Spaghetti Warehouse, Inc. and its subsidiaries. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the Merger Agreement and used herein with such meanings.

                              THE SPECIAL MEETING

     Date, Time and Place. The Special Meeting will be held on December 17, 1998 at 1815 N. Market Street, Dallas, Texas, on the second floor, commencing at 10:00 a.m. local time.

     Purposes of the Special Meeting. At the Special Meeting, the Company's shareholders will consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger. The Company's shareholders will also consider and vote upon such other matters as may properly come before the Special Meeting.

     Record Date; Shares Entitled to Vote. Only holders of record of shares of Company Common Stock at the close of business on November __, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On such date, there were _____________ shares of Company Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon at the Special Meeting.

     Quorum; Vote Required. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of shares of Company Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of at least two-thirds of the holders of shares of Company Common Stock outstanding and entitled to vote thereon at the Special Meeting is required under the Texas Business Corporation Act (the "TBCA") to adopt the Merger Agreement and to approve the Merger. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT AND AGAINST APPROVAL OF THE MERGER.

     Security Ownership of Management. As of the Record Date, the directors and executive officers of the Company and their affiliates owned _________ shares of Company Common Stock, or approximately ___% of the shares entitled to vote at the Special Meeting (which does not include ___________ shares of Company Common Stock subject to vested options or options that will vest as a result of the Merger).

                                  THE PARTIES

     The Company

          Spaghetti Warehouse, Inc. (the "Company"), incorporated in Texas in June 1972, operates as a holding company and conducts substantially all of its operations through its subsidiaries. The Company's principal executive offices are located at 402 West I-30, Garland, Texas 75043. The Company operates [30] restaurants and franchises three restaurants in 13 states under two concepts using the names "The Spaghetti Warehouse" and "Spaghetti Warehouse Italian Grill." The Spaghetti Warehouse and Spaghetti Warehouse Italian Grill concepts are full-service restaurants serving high-quality, value-priced, classic Italian food in a casual atmosphere. The Company also operates two joint-venture restaurants and franchises five restaurants in Canada under the name "The Old Spaghetti Factory." Each of the Company's restaurants offers a memorable dining experience by serving freshly prepared authentic Italian recipes in a casual and relaxing atmosphere. The Company owns Old Spaghetti Factory Canada Ltd., the franchisor of Old Spaghetti Factory restaurants in Canada, and the trademark rights to the Old Spaghetti Factory concept in Canada. These Canadian restaurants have a similar restaurant concept and menu to the Company's Spaghetti Warehouse restaurant concept and menu in the United States. Old Spaghetti Factory Canada Ltd. is not related to OSF International, which operates restaurants under the name "The Old Spaghetti Factory" in the United States, Japan and Germany.

     Purchaser

     Purchaser filed its Certificate of Incorporation with the Secretary of State of Delaware on September 8, 1998 and was incorporated primarily for the purposes of acquiring and holding the outstanding securities of various restaurant businesses throughout the United States, consummating the Merger and holding the outstanding securities of the Company after the Merger. Purchaser's principal address is 5956 Sherry Lane, Suite 1450, Dallas, Texas 75225. Purchaser is indirectly controlled by Cracken, Harkey, Street & Hartnett, L.L.C. a Delaware limited liability company ("CHC"). John D. Harkey, Jr., E. Gene Street and Stephen P. Hartnett each beneficially own equity interests in CHC. John R.W. Cracken is the sole beneficiary of a trust that also owns an equity interest in CHC.

     Sub

     Sub was incorporated under the laws of the State of Texas on September 18, 1998, for the purpose of consummating the Merger. Sub's principal address is 5956 Sherry Lane, Suite 1450, Dallas, Texas 75225. The assets of Sub consist of $1,000 of paid-in capital.

                             CONFLICTS OF INTEREST

     After the Merger it is anticipated that several of the executive officers of the Company will continue their employment with the surviving corporation in their present positions. Purchaser has entered into discussions with several of the executive officers regarding employment agreements, although no definitive arrangements have been made. Such employment terms are not expected to be materially different than the terms of the officers' existing employment arrangements. Additionaly, the executive officers are beneficiaries of a severance plan that will be invoked should their employment be terminated following the Merger.

     In considering the recommendation of the Board with respect to the Merger, the Company's shareholders should be aware that the Merger Agreement contains certain provisions with respect to indemnification of the Company's directors and officers. See "Certain Terms of the Merger Agreement--Indemnification."

                      THE MERGER AND THE MERGER AGREEMENT

     Terms of the Merger. At the Effective Time (as defined below), Sub will merge with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Purchaser. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Company Common Stock outstanding at the Effective Time will be converted into the right to receive $8.00 in cash (the "Merger Consideration").

     Recommendation of the Board of Directors. THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. See "The Merger--Background" and "--The Company's Reasons for the Merger; Recommendation of the Board of Directors."

     Opinion of Financial Advisor to the Company. NationsBanc Montgomery Securities LLC ("NMS") was retained by the Company to render an opinion to the Board with respect to the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the consideration to be received by such holders in connection with the Merger. That opinion is addressed solely to the Board; and under the terms of the engagement of NMS by the Board, only the Board (as addressee) may rely on the opinion. The full text of the written opinion of NMS, dated as of September 17, 1998, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken is attached as Appendix B to this Proxy Statement. NMS's opinion is directed only to the fairness from a financial point of view of the consideration to be received by holders of shares of Company Common Stock pursuant to the Merger, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. See "The Merger--Opinion of Financial Advisor to the Company."

                              TERMS OF THE MERGER

     Effective Time of the Merger. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Texas. Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or, to the extent susceptible to waiver, waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meeting subject to the Company's and Purchaser's right to agree, in writing, to another date, time or place (the "Effective Time").

     Certain Conditions to the Consummation of the Merger. The obligations of Purchaser, Sub and the Company to consummate the Merger are subject to the satisfaction of certain conditions including the following: (i) adoption of the Merger Agreement and approval of the Merger by the shareholders of the Company;
(ii) procurement of satisfactory financing by Purchaser; (iii) the absence of any suit, action, or other proceeding or order by any Governmental Authority (as that term is defined in the Merger Agreement) making the Merger illegal or otherwise prohibiting consummation of the Merger; (iv) the absence of certain regulatory conditions; and (v) the receipt of all Company Required Statutory Approvals (as that term is defined in the Merger Agreement) and Purchaser Required Statutory Approvals (as that term is defined in the Merger Agreement). In addition, the obligations of each of Purchaser, Sub and the Company are subject to the accuracy of the representations and warranties of the other parties and to compliance with all agreements and covenants on the part of the other parties contained in the Merger Agreement. Each of Purchaser, Sub or the Company may extend the time for performance of any of the obligations of the other parties or waive compliance with those obligations at its discretion. See "Certain Terms of the Merger Agreement--Conditions to the Merger."

     Governmental Approvals. With respect to the Merger, a filing and notification is required with the Federal Trade Commission or the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), as amended.

     Manner and Basis of Converting Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, Purchaser or Sub, each share of Company Common Stock, if any, that is owned by Purchaser or Sub or any subsidiary of Purchaser or held by the Company as treasury shares will be canceled and cease to exist and no consideration will be delivered or deliverable in exchange therefor. Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock canceled pursuant to the previous sentence), will be converted into the right to receive, upon surrender and exchange of the Certificate representing such share of Company Common Stock (collectively, the "Certificates"), the per share amount of $8.00.

     Prior to the Effective Time, Sub will appoint a United States bank or trust company to act as exchange and paying agent (the "Paying Agent") for the Merger. Prior to the Effective Time, Sub will deposit with the Paying Agent, in a separate fund established for the benefit of the holders of Company Common Stock, for payment through the Paying Agent, a sufficient amount of cash to pay to the shareholders of the Company the Merger Consideration, which shall be paid by Paying Agent. Such cash will be invested by the Paying Agent in U.S. government securities maturing in 30 days or less or mutual funds that invest solely in U.S. government securities and all interest that is earned thereon prior to the time the cash is fully paid to the shareholders of the Company shall be paid over by the Paying Agent to the Surviving Corporation in accordance with the terms of the agreement with the Paying Agent six months after the Effective Time (if not otherwise required to satisfy obligations owing to the shareholders of the Company).

     Stock Options. At the Effective Time, each outstanding option or right to purchase or receive shares of Company Common Stock under any of the Company's stock option plans, stock purchase plans or deferred compensation plans or arrangements (collectively, the "Stock Plans"), whether or not then exercisable or vested (collectively, the "Options"), shall be terminated and automatically converted into the right to receive for each share subject to such Option an amount of Merger Consideration equal to the difference between the amount paid in the Merger and the per share price of such Option to the extent such difference is a positive number (the "Option Consideration"). The receipt by each Option holder of his Option Consideration shall constitute a release of any and all rights the holder had or may have had with respect to such Option.
Prior to the Effective Time, the Company shall obtain all necessary consents or releases from holders of Options under the Stock Plans and take all such other lawful action as may be reasonably necessary to give effect to these transactions. The Stock Plans shall terminate as of the Effective Time, and the provisions in the Company's pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and any other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments (collectively, the "Company Benefit

Plans") shall be canceled as of the Effective Time. Prior to the Effective Time, the Company shall take all action necessary (including causing the Board to take such actions as are allowed by the Stock Plans) to (i) ensure that, following the Effective Time, no participant in the Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company or any subsidiary thereof and (ii) terminate all such plans, programs and arrangements.

     No Solicitation. The Merger Agreement provides that the Company will not, and will not cause its subsidiaries to, permit any of its representatives to, and will use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any inquiry, offer or proposal that constitutes or in reasonable probability will lead to any Takeover Proposal (as that term is defined in the Merger Agreement) with respect to the Company. The Merger Agreement further provides that the Company will notify Purchaser orally and in writing of any such inquiries, offers or Takeovers Proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within one business day of the receipt thereof, and that the Company will immediately cease and cause to be terminated all existing activities, discussions and negotiations on the date of the Merger Agreement, if any, with any other persons conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal regarding the Company. Notwithstanding anything stated above to the contrary, the Merger Agreement provides that: (i) the Company may, prior to the vote of the shareholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) in response to an unsolicited request therefor, furnish information, including non-public information, to any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) pursuant to a confidentiality agreement on substantially the same terms as provided in the Company Confidentiality Agreement (as that term is defined in the Merger Agreement) to the extent and only to the extent that the Board determines that the offer is a Superior Takeover Proposal (as that term is defined in the Merger Agreement); (ii) the Company may engage in discussions and negotiations with any person or group that has made an unsolicited Takeover Proposal, among other things, to determine whether such proposal (as opposed to any further negotiated proposal) is a Superior Takeover Proposal and the Company may take and disclose to its shareholders a position contemplated by Rule 14e-2(a) following the Company's receipt of a Takeover Proposal that is in the form of a tender offer under Section 14(e) of the Exchange Act; (iii) the Company may withdraw, adversely modify or take a public position materially inconsistent with its recommendation (which may include making any statement required by Rule 14e-2 under the Exchange Act) (a "Recommendation Modification/Withdrawal") if there exists a Takeover Proposal and the Board determines that it is a Superior Takeover Proposal; and (iv) the Company may make a "stop-look-and-listen" communication with respect to a Takeover Proposal or the Merger Agreement of the nature contemplated in, and otherwise in compliance with, Rule 14d-9 under the Exchange Act as a result of receiving a Takeover Proposal.

     Termination or Amendment of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual written consent of the Company and Purchaser or (ii) by either party by written notice to the other, so long as the Company or Purchaser (as the case may be) is not then in material breach of its obligations, if (a) the Effective Time has not occurred on or before 100 days after the date of the Merger Agreement, subject to a possible extension, (b) any state or federal law, order, rule or regulation is adopted or issued that shall prohibit consummation of the Merger or if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable, or (c) if the Company accepts a Superior Takeover Proposal and has paid the requisite termination fee.

     The Company may terminate the Merger Agreement, so long as it is not then in material breach of its obligations, by written notice to Purchaser, upon a breach of any material representation, warranty, covenant or agreement on the part of Purchaser set forth in the Merger Agreement, subject to a limited cure period.

     Purchaser may terminate the Merger Agreement, by written notice to the Company (i) so long as it is not then in material breach of its obligations, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, subject to a limited cure period under certain circumstances, (ii) if the amount of the Net Adverse Effects (as defined below) from breaches of the Company's representations and warranties and statements identified by Purchaser or Sub prior to the consummation of the Merger (the "Closing"), if any, exceeds $1,000,000, or (iii) the Board makes a Recommendation Modification/Withdrawal or the Company enters into a definitive agreement for a Superior Takeover Proposal or any other Takeover Proposal. "Net Adverse Effects" means the net aggregate adverse effects on the reasonably determined valuation by Purchaser of the business operations, properties (including intangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Company and its subsidiaries or the transactions contemplated by the Merger Agreement.

     Termination In Connection with Certain Financing Events. Prior to the date of the Merger Agreement, Purchaser received the draft funding commitment letter from AMRESCO Commercial Finance, Inc. ("AMRESCO") and the proposal from U.S. Restaurant Properties, Inc. ("USRP") (the "AMRESCO Letter" and the "USRP Letter," respectively). Concurrent with the date of the Merger Agreement, Purchaser deposited $250,000 and agreed to deposit an additional $250,000 on Day 60 (as defined below) (the aggregate amount of such $500,000 being termed the "Escrow Fund") into escrow with Texas Bank. Purchaser shall use its commercially reasonable best efforts to cause AMRESCO (on or prior to the 30th day after the date of the Merger Agreement ("Day 30")) to (a) remove from the AMRESCO Letter, as conditions to AMRESCO's funding commitment thereunder, the conditions that AMRESCO (i) receive a satisfactory valuation report from its appraisers regarding the collateral securing AMRESCO's loan, (ii) receive all material required by it to complete its due diligence and (iii) find such material to be in all things satisfactory and then (b) execute and deliver to Purchaser and Sub the AMRESCO Letter as so modified (such events being termed the "AMRESCO Day 30 Events"). In accordance with the Merger Agreement, Purchaser shall use its commercially reasonable best efforts to cause USRP (on or prior to Day 30) to remove from the USRP Letter, as conditions to USRP's funding, the conditions that USRP (i) retain an inspection and review period, (ii) receive all material required by it to complete its due diligence and (iii) find such material to be in all things satisfactory; and then execute and deliver to Purchaser and Sub a funding commitment on the terms outlined in the USRP Letter as so modified (such events being termed the "USRP Day 30 Events"). In accordance with the Merger Agreement, Purchaser shall use its commercially reasonably best efforts to cause (on or prior to the 60th day after the date of this Agreement ("Day 60")) each of AMRESCO and USRP to deliver to Purchaser and Sub a firm funding commitment (containing the financial terms of the AMRESCO Letter and the USRP Letter, respectively) that is conditioned only on the delivery of closing documentation and the accuracy, in all material respects, of the Company's representations and warranties under the Merger Agreement (a "Firm Commitment").

     In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, (i) at any time during the five business days immediately following Day 30, as long as the Company is not then in material breach of its obligations under the Merger Agreement and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either the AMRESCO Day 30 Events or the USRP Day 30 Events have not occurred on or prior to the date of such termination; and (ii) at any time during the five business days immediately following Day 60, as long as the Company is not then in material breach of its obligations under the Merger Agreement and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either AMRESCO or USRP has not delivered to Purchaser a Firm Commitment on or prior to the date of such termination.

     Payment of Expenses and Damages Payable Upon Termination. If the Merger Agreement is terminated upon a party's breach, then the breaching party shall promptly pay to the other party, as liquidated damages, an amount in cash equal to the out-of-picket expenses and fees incurred by the other party after the date of the Merger Agreement arising out of, or in connection with or related to, the Merger or the transactions contemplated by the Merger Agreement not in excess of $500,000 (the "Out-of-Pocket Expenses"); provided, however, that if the Merger Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to the amount of Out-of-Pocket Expenses set forth above, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; provided, further, that the payment by Purchaser of any Out-of-Pocket Expenses and any amounts required under the Escrow Agreement shall constitute the Company's sole and exclusive remedy against Purchaser or Sub for any failure by the parties (or any party) to consummate the Merger.

     Termination Fee. In the event that (a) the Merger Agreement is terminated by the Company upon acceptance of a Superior Takeover Proposal, (b) the Merger Agreement is terminated by Purchaser upon a Recommendation Modification/Withdrawal, or (c) the Company accepts any Takeover Proposal (or Superior Takeover Proposal) within two years after the Merger Agreement is terminated by Purchaser pursuant to the Company's breach, then, in each such case, the Company shall pay Purchaser a fee equal to the sum of (i) $1,500,000 and (ii) Purchaser's Out-of-Pocket Expenses, which such aggregate amount shall be payable by wire transfer of same day funds within five business days after the date of such termination (or in the case of (c) above, the amount of $1,500,000 shall be paid within five days after the Company accepts any Takeover Proposal or Superior Takeover Proposal, the Out-of-Pocket Expenses having already been paid).

     Indemnification. The Company will, and from and after the Effective Time, the Surviving Corporation will, indemnify, defend and hold harmless each person who is at the time of the execution of the Merger Agreement, or has been at any time prior to the date of execution of the Merger Agreement, an Indemnified Party (as that term is defined in the Merger Agreement) to the same extent and in the same manner as is provided in the respective certificates or Articles of Incorporation or bylaws of the Company and such subsidiaries in effect on June 28, 1998 with respect to any Indemnified Liabilities (as that term is defined in the Merger Agreement). Any Indemnified Party wishing to claim indemnification, upon learning of a claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation). The Company, Purchaser and Sub have agreed that the foregoing rights to indemnification existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time shall survive the Merger and shall continue in full force and effect until the disposition of such Indemnified Liabilities. The Merger Agreement provides identical protection to that which is currently afforded by the Company's Articles of Incorporation and Bylaws on the date of the Merger Agreement.

     For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before and omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by the Merger Agreement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for shares of Company Common Stock pursuant to the Merger or pursuant to the exercise of appraisal rights with respect to shares of Company Common Stock will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under state, local and other tax laws. In general, a shareholder will recognize gain or loss for federal income tax purposes to the extent of the difference between the cash received and the holder's basis in the shares of Company Common Stock exchanged for cash. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger--Certain Federal Income Tax Consequences." HOLDERS OF SHARES OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER PARTICULAR TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     In connection with the Merger, holders of shares of Company Common Stock who comply with certain requirements and procedures set forth in Articles 5.11,
5.12 and 5.13 of the TBCA may be entitled to seek an appraisal of their shares and to obtain the "fair value" of their shares. To exercise appraisal rights, holders of shares of Company Common Stock must not vote in favor of the Merger and must comply strictly with the procedural requirements of Articles 5.11, 5.12 and 5.13 of the TBCA (the "Appraisal Rights Statutes"), a description of which is set forth under "The Merger--Rights of Dissenting Shareholders," and the full text of which is included as Appendix C hereto.

                               MARKET PRICE DATA

     The Company Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "SWH." On September 17, 1998, the last trading day prior to the date of the announcement by Purchaser and the Company that they had executed the Merger Agreement, the closing per share sales price of the Company Common Stock, as reported by the NYSE, was $5.75. On November __, 1998, the closing per share sales price of the Company Common Stock, as reported by the NYSE, was $______. See "Market for Company Common Stock and Related Shareholder Matters." Shareholders are urged to obtain current market quotations for Company Common Stock.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on Company Common Stock. The Company presently intends to retain earnings to finance the expansion of its business and, therefore, does not expect to pay any cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon results of operations, capital requirements, the financial condition of the Company and such other factors as the Board of Directors of the Company may consider. See "Market for Company Common Stock and Related Shareholder Matters."

                                 INTRODUCTION

     GENERAL DEVELOPMENT AND SCOPE OF BUSINESS

     Spaghetti Warehouse, Inc., incorporated in Texas in June 1972, operates as a holding company and conducts substantially all of its operations through its subsidiaries. The Company's principal executive offices are located at 402 West I-30, Garland, Texas 75043.

     The Company operates [30] restaurants and franchises three restaurants in 13 states under two concepts using the names "The Spaghetti Warehouse" and "Spaghetti Warehouse Italian Grill." The Spaghetti Warehouse and Spaghetti Warehouse Italian Grill concepts are full-service restaurants serving high-quality, value-priced, classic Italian food in a casual atmosphere. The Company also operates two joint-venture restaurants and franchises five restaurants in Canada under the name "The Old Spaghetti Factory." Each of the Company's restaurants offers a memorable dining experience by serving freshly prepared authentic Italian recipes in a casual and relaxing atmosphere.

     The Company owns Old Spaghetti Factory Canada Ltd., the franchisor of Old Spaghetti Factory restaurants in Canada, and the trademark rights to the Old Spaghetti Factory concept in Canada. These Canadian restaurants have a similar restaurant concept and menu to the Company's Spaghetti Warehouse restaurant concept and menu in the United States. Old Spaghetti Factory Canada Ltd. is not related to OSF International, which operates restaurants under the name "The Old Spaghetti Factory" in the United States, Japan and Germany.

     Many of the Company's restaurants are located in distinctive, older, restored buildings in urban locations. Dining room seating capacity in downtown Spaghetti Warehouse restaurants range from approximately 300 to 600 persons, with an average dining room seating capacity of approximately 450. The typical downtown Company restaurant has approximately 15,200 square feet devoted to restaurant use, including kitchen and storage. The Company also operates 10 restaurants in suburban markets. The typical suburban Company restaurant ranges from 6,500 to 9,600 square feet in size with seating capacity for 275 to 300 persons.

     Full alcoholic beverage service is available at the Company's restaurants. Because of the family orientation of Spaghetti Warehouse restaurants, alcoholic beverages are served primarily at the dining table with meal service. A bar area is located adjacent to the dining area, primarily to accommodate customers waiting for dining tables. The Company adheres to a strict program requiring moderation in the service and consumption of alcoholic beverages. During the fiscal years ended June 28, 1998, June 29, 1997, and June 30, 1996, sales of alcoholic beverages accounted for approximately 8%, 9% and 9% of the Company's revenues, respectively.

The following table sets forth, for the periods indicated, selected restaurant information:

                                                   YEAR ENDED
                                 ----------------------------------------------
                                 JULY 3,  JULY 2,  JUNE 30,  JUNE 29,  JUNE 28,
                                  1994     1995      1996      1997      1998
                                 -------  -------  --------  --------  --------
Sales per restaurant open
for full year:
   Average....................... $2,246   $2,109    $2,173    $2,217    $2,226
   High.......................... $4,300   $4,494    $4,546    $4,620    $4,425
   Low........................... $1,234   $1,048    $1,514    $1,418    $1,376
Check average per customer,
including alcoholic beverages
(all stores):
   Lunch......................... $ 6.19   $ 6.40    $ 6.73    $ 6.98    $ 7.17
   Dinner........................ $ 8.41   $ 8.32    $ 8.64    $ 8.90    $ 9.14
Restaurants open for full year...     31       36        29        28        28
Restaurants open at year-end.....     36       37        30        28        30

RESTAURANT CONCEPTS

     THE SPAGHETTI WAREHOUSE

     Spaghetti Warehouse restaurants are full-service, family-oriented restaurants serving high quality, value-priced, classic Italian food in a casual atmosphere. The Company currently operates nine Spaghetti Warehouse restaurants. Each of the Company's Spaghetti Warehouse restaurants offers a memorable dining experience amid a decor of authentic, unusual and eclectic antiques and memorabilia. The Company's first Spaghetti Warehouse restaurant opened in Dallas, Texas, in 1972.

     The Spaghetti Warehouse menu includes spaghetti entrees with a choice of 12 sauces and five pastas, meat and vegetable lasagna, ravioli, cannelloni, manicotti, baked ziti, fettucini alfredo, hand-rolled meatballs, Italian sausage, veal, chicken and eggplant parmigiana, sandwiches and combination platters. The menu also includes soups, appetizers, house and Caesar salads, desserts, soft drinks, alcoholic beverages, including many locally available imported beers and fresh-baked sourdough bread. The Company endeavors to serve a uniformly high-quality product by preparing most menu items fresh daily. In order to provide maximum customer value perception, emphasis is placed on serving substantial portions of quality food at modest prices. Entree selections, which include soup or salad and sourdough bread, currently range in price from $3.99 to $8.99 during lunch and $4.59 to $9.59 during dinner.

     The decor of a typical Spaghetti Warehouse restaurant features authentic, unusual and eclectic artifacts and memorabilia, including stained glass windows, advertising signs, taxidermy, chandeliers, antique furniture and a dine-on trolley car. The Company's restaurants feature quick, efficient and friendly table service designed to minimize customer waiting time and facilitate table turnover, while at the same time making the customer feel at ease in a relaxed atmosphere.

     SPAGHETTI WAREHOUSE ITALIAN GRILL

     The Spaghetti Warehouse Italian Grill is an updated version of the Company's existing Spaghetti Warehouse concept. Thus far, the Company has opened two new units and converted 19 existing Spaghetti Warehouse restaurants to the Italian Grill format. The Italian Grill features updated decor, an expanded menu and improved customer value. The Italian Grill's expanded menu features grilled meats and fish, pizza and a larger selection of appetizers. Traditional Spaghetti Warehouse menu items have been improved to enhance taste profiles and presentations. Additionally, various portion sizes have been increased to improve the price/value relationship.

     Entree prices at the Italian Grill currently range from $4.29 to $9.59 at lunch and $4.59 to $12.99 at dinner. Both lunch and dinner entrees include a "Bottomless Warehouse Salad" and fresh-baked bread. In addition to traditional Spaghetti Warehouse menu items, the Italian Grill offers grilled chicken, halibut and New York strip steak, oven-baked pizza, and grilled shrimp alfredo and marinara.

     The first Italian Grill conversion was completed at the Company's Marietta, Georgia, location on November 1, 1995. Due to favorable sales results and customer response, the Company converted an additional 18 units to the Italian Grill format subsequent to the Marietta conversion. The Company plans to convert additional units on a periodic basis in fiscal 1999. Italian Grill development plans beyond fiscal 1999 will be made based on operating results achieved in the current and newly converted Italian Grill units.

FUTURE EXPANSION

     The Company intends to open one to two new Company-operated Italian Grill restaurants during fiscal 1999. The Company has scheduled the opening of a new unit in Corpus Christi, Texas, in the second quarter of fiscal 1999. The Company anticipates additional new store openings in the future in markets where it currently has operations, thereby increasing certain supervisory and marketing efficiencies.

     The Company plans to open Italian Grill units predominantly in the Midwest, Southwest, Central and Eastern United States. The Company also intends to expand Old Spaghetti Factory restaurants within Canada by means of joint-venture owned or franchised Old Spaghetti Factory restaurants. There can be no assurance, however, that the Company will be able to achieve these objectives.

FRANCHISING

     The Company has developed a franchise program under which it has attracted two franchisees in the United States. Currently operating franchise units include those located in Wichita, Kansas; Newport News (Norfolk), Virginia; and Glen Allen (Richmond), Virginia. All franchise units operate under the Italian Grill format.

     Franchisees pay an initial franchise fee of $35,000 per unit, and pay ongoing royalty fees and marketing fees of 3.5% and 0.5% of restaurant sales, respectively. The Company currently does not plan to grant any additional franchises in the United States.

RESTAURANT OPERATIONS

     All Spaghetti Warehouse and Italian Grill restaurants are operated under uniform standards and specifications set forth in the Company's operating manual and internal procedures memoranda. The standards govern the restaurants' operation of the kitchen, dining room and bar area; repair and maintenance of premises and equipment; and the administration, training and conduct of restaurant personnel. The Company also emphasizes uniform standards for product quality, facility maintenance, portion control, sanitation and customer service. The Company requires franchisees to maintain these same uniform standards. The Company maintains financial, accounting and management controls for its restaurants through the use of centralized accounting and information systems.

RESTAURANT MANAGEMENT

     The Company emphasizes both quality and efficiency in its operations. Operational standards are set through the development of annual business plans and are maintained by restaurant management personnel and regional operations directors. Each operations director is generally responsible for seven to eight restaurants. Each restaurant staff consists of a general manager, a senior kitchen manager, three to five assistant managers and 65 to 150 hourly employees. Restaurant managers are responsible for day-to-day operations, including customer relations, food preparation and quality control, cost control, restaurant maintenance and human resource functions. In order to control labor costs, the managers use customer count forecasts and employee work-schedule systems designed to match employee work hours to anticipated customer traffic. Each restaurant also has an inventory control system designed to aid the manager in food cost and waste control, as well as in the evaluation of purchasing needs. A restaurant manager receives a fixed salary plus a bonus based upon the sales and profitability of the restaurant under his or her supervision. Regional operations directors and general managers who exhibit superior performance are also eligible for stock options.

PURCHASING

     The Company uses its own standardized recipes for menu items in all of its restaurants to ensure uniform quality and freshness. The Company's ability to maintain consistent product quality throughout its chain of restaurants depends upon acquiring specified food products and related items from reliable sources, and involves negotiating purchases directly from manufacturers to obtain favorable pricing. The Company has a contract with a national wholesale distributor to deliver the majority of the nonperishable and frozen food products used in its Spaghetti Warehouse and Italian Grill restaurants. The use of a national distributor has helped to reduce average restaurant inventory levels. Food products and related restaurant supplies not purchased through the national wholesale distributor are purchased from independent wholesale food distributors and manufacturers, while other items, including fresh produce, dairy and some meat products, are purchased locally by each restaurant. The Company does not maintain a central product warehouse or commissary. Management believes that all essential food and beverage products are available from several qualified suppliers in all cities in which the Company's restaurants are located.

ADVERTISING AND MARKETING

     The Company's primary markets are the business trade for lunch and the family trade for dinner. In addition to word-of-mouth advertising, the Company relies primarily on radio, print, television (in certain markets) and billboard advertising and special promotions to increase customer traffic and sales. The Company's marketing department develops and implements Company-wide and local promotions emphasizing value, menu variety, food quality and fun. Emphasis is also placed on local community involvement. During the fiscal year ended June 28, 1998, the Company's expenditures for advertising (including local promotions and production costs) were approximately 4.0% of revenues.

GOVERNMENT REGULATION

     The Company is subject to various Federal, state and local laws affecting its business. The Company's restaurants are subject to health, sanitation and safety standards, as well as state and local licensing and regulations with respect to the sale and service of alcoholic beverages. The sale and service of alcoholic beverages is material to the business of the Company, and as such, the failure or delay in receiving or retaining a liquor license in a particular location could adversely affect the Company's operations in that location and could impair the Company's ability to obtain licenses elsewhere. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. The Company has not encountered any material problems relating to alcoholic beverage licenses and permits to date. In certain states, the Company is subject to "dram-shop" statutes, which generally give a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person. The Company carries liquor liability insurance coverage as part of its existing comprehensive general liability insurance.

     Management is not aware of any Federal or state environmental regulations that have had a material effect on the Company's operations to date. However, more stringent and varied requirements of local governmental bodies with respect to waste disposal, zoning, construction and land use have increased both the cost of and the time required for construction of new restaurants and the cost of operating existing Company restaurants.

     The Company is also subject to the Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions. Because a number of the Company's food service personnel are paid at rates related to the Federal minimum wage, the recent increases in the Federal minimum, which became effective October 1, 1996 and September 1, 1997, have caused a corresponding increase in the Company's labor costs. Furthermore, the Company also operates in states with minimum wage rates in excess of the Federal minimum requirement, thus causing the Company to incur higher labor costs in those markets.

     The Company's franchising program is subject to a substantial number of laws, rules and regulations governing the sale and operation of franchises. In recent years, many states have enacted laws that require detailed disclosure in the offer and sale of franchises and the registration of the franchisor with state administrative agencies. The Company is also subject to Federal Trade Commission regulations relating to disclosure requirements in the sale of franchises. Certain states have enacted, and others may enact, legislation governing the termination or nonrenewal of a franchise and other aspects of the franchise relationship that are intended to protect franchisees. The laws applicable to franchise operations and relationships is rapidly developing and the Company is unable to predict the effect on its franchising program of additional requirements or restrictions that may be enacted or promulgated or of court decisions that may be adverse to franchisors.

SERVICE MARKS AND PATENTS

     The Company has registered "SPAGHETTI WAREHOUSE & Design," "THE SPAGHETTI WAREHOUSE & Design," "PASTA POWER & Design," "THE SPAGHETTI WAREHOUSE," "OCTOBERFEAST," "THE SPAGHETTI WAREHOUSE GREAT ITALIAN FOOD. ALL-AMERICAN FUN. & DESIGN," "THE SPAGHETTI WAREHOUSE RESTAURANT & Design" and "THE SPAGHETTI WAREHOUSE ITALIAN GRILL & Design" service marks with the U.S. Patent and Trademark office. The Company also has 10 registered state service marks. The range of expiration dates of the initial terms of the Company's federally registered service marks is from 2000 to 2010. The Company intends to renew these service mark registrations.

     The range of initial and renewal terms of the Company's Canadian service mark registrations in connection with the Old Spaghetti Factory restaurant concept in Canada is from 2003 to 2006. The Company intends to renew these service mark registrations.

     The Company currently has 40 registered service marks and five applications pending for service marks in 18 foreign countries. The Company does not currently anticipate that it will be using its service marks in foreign countries other than Canada during the next 12 months. The Company generally intends to renew the terms of those registered service marks that it deems of value at the time of renewal.

     The Company regards its service marks and trademarks as having significant value and being an important factor in the marketing of its restaurants. The Company's policy is to pursue registrations of its service marks wherever practicable and to oppose vigorously any infringement of its marks. The laws of some foreign countries, however, do not protect the Company's proprietary rights to the same extent as do the laws of the United States.

EMPLOYEES

     The Company presently employs approximately 1,030 persons on a full-time basis, 41 of whom are corporate management and staff personnel while the remainder are restaurant management and staff. The Company also employs approximately 2,450 part-time restaurant employees. Except for corporate and restaurant management personnel, employees are generally paid on an hourly basis. Company restaurants employ an average of 30 full-time and 80 part-time hourly employees. None of the Company's employees are covered by collective bargaining agreements and the Company has never experienced a major work stoppage, strike or labor dispute. The Company believes that its working conditions and compensation arrangements compare favorably with its competition and considers relations with its employees to be good. Restaurant managers are paid a base salary, plus incentive compensation, that is contingent upon achieving certain objectives. The Company believes that managers who produce superior economic results and deliver quality customer experiences earn more at the Company than the average compensation in the industry for similar positions and experience levels.

COMPETITION

     The restaurant business is highly competitive, and competition in the Italian restaurant segment has increased in recent years. The Company believes that the primary competitive concerns in its business are the variety, quality and price of the food offered, the quality of the service provided by the restaurant's employees and the location and atmosphere of the restaurant. The business of the Company is also affected by general economic conditions, changes in consumer tastes, population, traffic patterns and spending habits of consumers. The Company competes with various food service operations in each of its markets, including locally owned restaurants, as well as national and regional restaurant chains, some of which operate more restaurants and have greater financial resources than the Company. The Company believes that its competitive position depends upon its ability to offer and maintain its quality food, unusual decor, a moderately priced menu and a comfortable full-service, family-oriented dining atmosphere. There is also active competition for quality management personnel and desirable commercial real estate sites suitable for restaurants. Management believes that financial resources and size are important factors in obtaining suitable sites, and that such factors, as well as compensation, are important in attracting quality management personnel.

PROPERTIES

     The Company owns 20 and leases space for 10 of its Company-operated restaurants. Two of the currently operating Company-owned units are subject to ground leases. The Company also owns its corporate office headquarters and warehouse facilities, comprised of two buildings containing a combined total of 28,000 square feet of space. These buildings are situated on two separate properties totaling approximately two acres of land in Garland, Texas, a suburb of Dallas. None of the Company's properties are encumbered by mortgage indebtedness. The Company believes that its corporate office and warehouse facilities are adequate to meet its requirements through at least fiscal 1999 and that suitable additional space will be available, as needed, to accommodate further physical expansion of corporate operations.

     The Company's restaurant leases, including renewal options, expire at various times from 2007 to 2029, and generally provide for minimum annual rentals and, in five cases, for payment of additional rent based on a percentage of restaurant sales. Five of the Company's leases provide for a preferential right of first refusal upon sale of the property. One lease provides for a bargain purchase option at the end of the lease term. The Company is required to pay real estate taxes, insurance, maintenance expenses and utilities under substantially all of its leases. The Company depends on short-term leases for parking at eight of its 30 restaurants. There can be no assurance that adequate parking will continue to be available, or that the lack of such parking will not have an adverse impact on the operations of the respective restaurants.

LEGAL PROCEEDINGS

     As discussed in the Company's Form 10-K for the fiscal year ended June 29, 1997, Bright-Kaplan International Corporation ("BK") submitted a claim against the Company to the American Arbitration Association ("AAA") in Dallas, Texas. BK, a former franchisee, claimed that the Company misrepresented and concealed numerous material facts in order to induce BK to enter into a franchise agreement, failed to provide a variety of services in support of BK's franchise, engaged in deceptive trade practices and violated Federal Trade Commission disclosure rules. BK sought damages in excess of $9.0 million. In 1996, the AAA arbitration panel heard the evidence presented to the arbitration proceeding, and in a unanimous opinion delivered in January 1997, ruled that the Company had no liability to BK, and awarded no damages to BK. Subsequent to the conclusion of the arbitration case, the Circuit Court of Hamilton County, Tennessee, dismissed a lawsuit filed by Elizabeth Bright and Thomas C. Bright, the principal shareholders of BK, attempting to litigate the same claims decided by the arbitration panel. Elizabeth Bright and Thomas C. Bright appealed the Circuit Court's dismissal to the Court of Appeals of Tennessee at Knoxville, and on April 29, 1998, that appellate court unanimously affirmed the trial court's decision in favor of the Company. The judgement of the Court of Appeals became final on June 30, 1998, without further appeal of the plaintiffs, thus effectively ending the lawsuit and claim against the Company.

     The Company is involved in routine litigation from time to time. Such litigation in which the Company is currently involved is not material to the Company's consolidated financial condition or results of operations.

                        MARKET FOR COMPANY COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

     The Company's common stock is quoted on the NYSE under the symbol "SWH." The following table sets forth the high and low closing sale prices as reported on the NYSE for the periods indicated.

                                                      HIGH    LOW
                                                      ----    ---
          Fiscal year ending June 29, 1997:
               First Quarter......................... 5 5/8   4 3/4
               Second Quarter........................ 6       5
               Third Quarter......................... 5 3/8   5
               Fourth Quarter........................ 6       4 3/4

          Fiscal year ending June 28, 1998:
               First Quarter......................... 7 1/8   5 1/4
               Second Quarter........................ 7 3/8   5 5/8
               Third Quarter......................... 7       5 1/2
               Fourth Quarter........................ 8 3/8   5 15/16

          Fiscal year ending July 4, 1999:
               First Quarter......................... 8       5 3/4
               Second Quarter (through November ___). __      __

     The Company has never paid cash dividends. Management presently intends to retain any earnings for the operation and expansion of the Company's business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon results of operations, capital requirements, the financial condition of the Company and such other factors as the Board of Directors of the Company may consider.

     As of November __, 1998, the number of record holders of Company Common Stock was approximately ___, and the Company estimates that as of that date there were ______ beneficial owners of its stock.

                            SELECTED FINANCIAL DATA

     The information required to be disclosed in this section is incorporated herein by reference to the Company's Annual Report in Form 10-K for the fiscal year ended June 28, 1998 filed with the Securities and Exchange Commission on September 24, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The information required to be disclosed in this section is incorporated herein by reference to the Company's Annual Report in Form 10-K for the fiscal year ended June 28, 1998 filed with the Securities and Exchange Commission on September 24, 1998.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

     The Special Meeting will be held December 17, 1998, at 1815 N. Market Street, Dallas, Texas, on the second floor, commencing at 10:00 a.m. local time.

PURPOSES OF THE SPECIAL MEETING

     The purposes of the Special Meeting are to consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger and (ii) such other matters as may properly be brought before the Special Meeting.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Company Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were approximately _____ holders of record of the _______________ shares of Company Common Stock then issued and outstanding. Each share of Company Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. See "Principal Shareholders and Stock Ownership of Management" for information regarding persons known to management of the Company to be the beneficial owners of more than 5% of the outstanding shares of Company Common Stock. A complete list of the shareholders entitled to notice of, and to vote at, the Special Meeting will be available for examination at the offices of the Company in Garland, Texas during normal business hours by any of the Company's shareholders, for any purpose germane to the Special Meeting, for a period of 10 days prior to the Special Meeting.

VOTING AND REVOCATION OF PROXIES

     A form of proxy for use by shareholders of the Company at the Special Meeting accompanies this Proxy Statement. All properly executed proxies that are received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. IF A HOLDER OF COMPANY COMMON STOCK EXECUTES AND RETURNS A PROXY AND DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD. A shareholder of the Company who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Special Meeting and voting in person.

VOTE REQUIRED

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. Adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of at least two-thirds of the issued and outstanding shares of Company Common Stock entitled to vote thereon. On the Record Date, there were _________ shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. In determining whether the Merger Agreement and the Merger have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from the shareholders of the Company by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company will retain Corporate Investor Communications, Inc., a proxy solicitation firm, to assist it in the solicitations of proxies from shareholders. The Company anticipates that costs for such solicitation services will be $4,500, plus reimbursement of out-of-pocket expenses.

OTHER MATTERS

     At the date of this Proxy Statement, the Board does not know of any business to be presented at the Special Meeting other than as set forth in the notices attached to this Proxy Statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                  THE MERGER

GENERAL DESCRIPTION OF THE MERGER

     The Merger Agreement provides that, at the Effective Time, Sub will merge with and into the Company, with the Company being the surviving corporation, and, subject to the terms and conditions of the Merger Agreement and the provisions of the TBCA concerning dissenting shareholders' right of appraisal, each outstanding share of Company Common Stock will be converted into the right to receive $8.00 in cash. As a consequence of the Merger, the Company will become a wholly owned subsidiary of Purchaser.

BACKGROUND

     From time to time during 1998, the Company received certain unsolicited exploratory inquires from interested third parties about possible combinations with or acquisitions of the Company. In March 1998, the Company received a verbal expression of interest from an interested party seeking a potential merger between such party and the Company. On April 3, 1998, the Company received an unsolicited offer from an additional interested party seeking to acquire the Company's Common Stock and offering to assume the long-term debt of the Company in connection with any such acquisition. On April 6, 1998, the Board met to discuss the offer from the second interested party and to request management to prepare a valuation analysis of the Company to assist the Board in analyzing such offer. This interested party made a public announcement on April 23, 1998, regarding its offer to the Company. The valuation analysis was presented to the Board at the April 29, 1998 meeting of the Board.

     On April 17, 1998, the Company received a written offer from the initial interested party seeking a merger between the Company and such party. On April 21, 1998, the Company received an unsolicited offer from a third interested party seeking to acquire the Company's Common Stock and offering to assume the long-term debt of the Company in connection with any such acquisition. The Board met on April 22, 1998 to discuss these two offers and decided at that time to table any further discussion of the Company's acquisition or merger opportunities until the regularly scheduled meeting of the Board to be held on April 29, 1998.

     At the April 29, 1998 meeting, the Board reviewed the Company's financial condition and certain projections, noted the market price of the Company Common Stock and discussed recent developments. The Board determined at that time that it did not then want to pursue a sale of the Company without further examining its strategic alternatives; and if a sale of the Company were to be pursued as the best strategic alternative, the Board wanted to further investigate whether the foregoing proposals reflected the best and highest price available for a sale of the Company. At this meeting the Board voted to authorize management to engage an investment bank to advise the Board about its alternatives for maximizing shareholder value.

     On May 12, 1998, the Company engaged NMS as a financial advisor to identify opportunities for maximizing shareholder value, advise the Company concerning such opportunities and participate on the Company's behalf in negotiations resulting from these opportunities. The Board requested NMS to make a preliminary analysis of the recent expressions of interest and to report on possible courses of action for the Company.

     At a Board Meeting held on May 27, 1998, NMS presented various strategic alternatives to the Company. Such presentation included (i) an analysis of the Company's current situation, (ii) analyses of the Company's stock price and shareholder ownership, and (iii) management's business plan. NMS reviewed strategic alternatives the Company might pursue and their possible outcomes, time frames to achieve these outcomes and possible risks associated with those outcomes. The strategic alternatives included potential acquisitions by the Company, financial restructurings such as share repurchases or a special dividend to shareholders, a potential sale of the Company and maintenance of the existing strategy. As to the possible sale of the Company, NMS discussed a list of potential strategic and financial buyers and a list of specific firms that had expressed interest or that might be interested in buying the Company. NMS did not express an opinion as to a recommended alternative, but rather described the key elements of each alternative, as discussed above.

     On June 2, 1998, the Board, after review of the alternatives presented by NMS and discussions with its largest institutional shareholders, voted to pursue a controlled sale of the Company. The Board believed that a controlled sale of all or part of the Company presented the most effective way to enhance shareholder value, in addition to providing immediate liquidity for all shareholders and providing the Company with a structure and process with which to evaluate the buyer interest that had been expressed. A controlled sale is a process pursuant to which a wide range of logical, potential buyers are contacted and qualified based upon the likelihood of those buyers paying a fair and adequate price in the sale and their financial ability to consummate a transaction. In addition, the Board believed that a controlled sale of the Company would provide a degree of confidentiality while at the same time stimulating a sense of competition among buyers. This type of sale is in contrast to a closed negotiation, whereby an extremely limited number of contacts are made and discussions are held only with those parties that had previously expressed interest in a transaction. The Board then specifically directed NMS to assist in soliciting bids or indications of interest from strategic and financial buyers and to provide information to potential buyers signing an appropriate confidentiality agreement. The Board further requested that NMS conduct a full market test in connection with the sale process, whereby NMS would assist the Company in the preparation of a confidential offering memorandum concerning the Company, which would be made available to, and used in discussions with, prospective purchasers of the Company. NMS also developed and prepared for the Board a list of potential strategic and financial buyers that could be interested in acquiring the Company.

  The Board met on July 17, 1998 to discuss the bids that were received in the
first round of the auction process described above.   The Board sought an all
cash bid. NMS described the process used, the parties contacted, their response, and their evaluation of the parties' interest. Each of the interested parties received a confidential offering memorandum, including those entities that had previously made unsolicited exploratory inquiries to the Company or delivered expressions of interest. NMS further described the number of investors contacted, the number of confidential offering memorandums sent to those parties, the remarks and concerns expressed to NMS regarding the Company, the Company's reputation within the restaurant industry, the potential for synergies and the portability of the Company's concept. NMS reviewed the purchase price per share of each bid, the form of the transaction that was proposed (stock purchase versus asset purchase), the conditions to closing (necessary board of directors and shareholder approvals), due diligence requirements and financing contingencies. The bids, the bidders, their finances, and their indicated due diligence requirements were analyzed by NMS, but NMS did not express an opinion regarding the recommendation of any particular bid or bidder. NMS also reviewed any available financing documentation that supported the offer. The Board unanimously determined that a second round of bidding should be conducted.

  Arrangements were made for the bidders to have access to additional confidential Company material and to meet with senior members of management for their due diligence review. Counsel for the Company was directed to draft a form of acquisition agreement to be used in negotiating with bidders.

  The Board met with NMS again on August 19, 1998. After discussing the bids received in the second round of the sale process, the Board determined that it should continue negotiations with Purchaser. The form of consideration of Purchaser's bid was all cash, subject to available financing. The Purchaser's bid, finances, due diligence requirements and terms and conditions were discussed by the Board and NMS. NMS reviewed the financing contingencies for the bid, including preliminary commitment letters received from lenders to Purchaser. Counsel to the Company reviewed Purchaser's proposed form of definitive agreement and discussed with the Board in detail the revisions to the form of definitive agreement that had been circulated to the bidders.

  After further consideration and negotiations with Purchaser, the Board unanimously approved Purchaser's agreement. On September 17, 1998, the Board considered the form of consideration, purchase price per share, the proposed form of the transaction and the conditions to closing and gave its final approval of the Merger on September 17, 1998. The Merger Agreement was executed on September 18, 1998 and the transaction was publicly announced on the same date.

THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

  At a meeting held on September 17, 1998, the Board concluded that the Merger was fair to and in the best interests of the shareholders of the Company, unanimously approved the Merger Agreement and the Merger, and recommended that the shareholders of the Company adopt the Merger Agreement and approve the Merger. Based upon its business judgment regarding competition in the Italian food service industry, the Company's recent business trends and the results of the controlled sale process adopted by the Company, the Board believed that the proposed Merger represented the best opportunity to maximize shareholder value. In reaching its determination, the Board considered a number of factors, including the matters discussed above and the oral opinion of NMS rendered to the Board on September 17, 1998 (subsequently confirmed by delivery of a written opinion dated as of such date) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be received by the holders of shares of Company Common Stock was fair to such holders, from a financial point of view, as of such date. The September 17, 1998 written opinion rendered by NMS to the Board is the same in all material respects as the oral opinion delivered by NMS to the Board on the same date. See "--Opinion of Financial Advisor to the Company." The

Board considered such opinion in the total mix of information regarding the proposed Merger that was available to, and evaluated by, the Board. See "--Background."

  The Board believes that all of the factors described above supported its conclusion that the Merger is in the best interests of the Company and its shareholders. Because the Board believes that the Merger is in the best interests of all of the shareholders and that no material conflicts of interest exist between the Board and nonaffiliated shareholders, an independent representative to represent the interests of any shareholder was not retained.

  The Board also recognized that the possibility of a Superior Takeover Proposal was not precluded by the Merger Agreement.

  In analyzing the proposed Merger, the Board evaluated the factors and considerations described above and consulted with its financial and legal advisors and with the Company's management. In evaluating the Merger versus other alternatives, the Board considered the factors noted above, but did not view any one such factor as determinative and did not assign particular weight to any one such factor. Based upon the information presented to the directors, the members of the Board unanimously adopted the Merger Agreement and recommended that the shareholders of the Company vote "FOR" the adoption of the Merger Agreement and approval of the Merger.

OPINION OF FINANCIAL ADVISOR TO THE COMPANY

  Pursuant to an engagement letter dated May 12, 1998 (the "Engagement Letter"), the Board retained NMS to act as its financial advisor in connection with the consideration by the Company of various strategic alternatives available to it to maximize shareholder value, including the possible acquisition of one or more entities by the Company, or the possible sale of all or a portion of the Company. The Company selected and retained NMS for this assignment on the basis of NMS's experience and expertise in merger transactions, and its reputation in the restaurant industry and the investment banking community. NMS is a nationally recognized investment banking and financial advisory firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In connection with the consideration by the Board of the merits of the Merger, NMS was asked under the terms of the Engagement Letter to perform various financial analyses and deliver to the Board its opinion based on such analyses, which opinion is more fully described below. THE OPINION OF NMS WAS DIRECTED SOLELY TO THE BOARD FOR ITS CONSIDERATION IN CONNECTION WITH THE MERGER, AND IS NOT A RECOMMENDATION TO ANY HOLDER OF COMPANY COMMON STOCK AS TO WHETHER THE MERGER IS IN SUCH HOLDER'S BEST INTERESTS OR AS TO WHETHER HOLDERS OF COMPANY COMMON STOCK SHOULD VOTE FOR OR AGAINST THE MERGER. THE FULL TEXT OF SUCH WRITTEN OPINION OF NMS, DATED SEPTEMBER 17, 1998, IS ATTACHED HERETO AS APPENDIX B AND SETS FORTH CERTAIN IMPORTANT QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION.

  The summary description of NMS's opinion set forth below is qualified in its entirety by the full text of the opinion attached hereto as Appendix B.

  In connection with its opinion, NMS among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for recent years and interim periods to June 28, 1998, and certain other relevant financial and operating data relating to the Company made available to NMS from published sources and from the internal records of the Company; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Company Common Stock; (iv) compared the Company from a financial point of view with certain other companies in the restaurant industry which NMS deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations involving companies in the restaurant industry which NMS deemed to be comparable, in whole or in part, to the Merger;
(vi) assisted the Company in soliciting indications of interest and bids from third parties seeking to enter into a transaction with the Company similar to, or as an alternative to, the Merger; (vii) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company furnished to NMS by management of the Company, including financial forecasts and related assumptions of the Company; (viii) made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with the Company's counsel; and (ix) performed such other analyses and examinations as NMS deemed appropriate.

  Based upon its review of the foregoing, but subject to the limitations set forth below and in reliance upon the assumptions set forth below, NMS provided the Board with its opinion as investment bankers that as of the date of their opinion (September 17, 1998), the aggregate consideration to be received by the holders of Company Common Stock pursuant to the Merger was fair to such holders of shares of Company Common Stock from a financial point of view. The terms of the Merger and the amount of the consideration to be received by shareholders of the Company thereunder was determined pursuant to negotiations between the Company and Purchaser and not pursuant to recommendations of NMS. No limitations were imposed by the Company on NMS with respect to the investigations made or procedures followed in rendering its opinion.

  In connection with its review, NMS did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts of the Company provided to NMS by management of the Company, upon its advice and with its consent, NMS assumed for purposes of its opinion that the forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company and that they provided a reasonable basis upon which NMS could form its opinion. NMS also assumed that there were no material changes in the Company's assets, financial condition, results of operations, business or prospects since the respective dates of its last financial statements made available to NMS. NMS relied on advice of the counsel and the independent accountants to the Company as to all legal, tax and financial reporting matters with respect to the Company, the Merger and the Merger Agreement. NMS assumed that the Merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and all other applicable federal and state statutes, rules and regulations. In addition, NMS did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company, nor was NMS furnished with any such appraisals. Finally, NMS's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to it as of, the date of the opinion (September 17, 1998). Accordingly, although subsequent developments may affect its opinion, NMS did not assume any obligation to update, revise or reaffirm its opinion.

  NMS also assumed with the consent of the Board that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder. The full text of the Merger Agreement is attached hereto as Appendix A and the terms described in the Merger Agreement and the conditions to the Company's obligations thereunder should be reviewed and understood by holders of shares of Company Common Stock in connection with their consideration of the Merger.

  Set forth below is a brief summary of selected analyses presented by NMS to the Board on September 17, 1998 in connection with its opinion described above.

  Premiums Paid Analysis. NMS reviewed the consideration paid in comparable U.S. acquisitions involving cash consideration of between $50 million and $100 million (excluding technology and biotechnology deals) that have been announced since January 1, 1997. NMS calculated the premiums paid in these transactions over the applicable stock prices of the target companies one day, one week, and thirty days prior to the announcement of the acquisition offer, and then calculated the mean and median of those premiums (which were 17.1% and 15.3%, 18.6% and 16.6%, and 26.7% and 20.7%, respectively). NMS then applied the mean and median premiums so derived to the Company's closing share prices on June 1, 1998 ($5.94), May 25, 1998 ($7.38) and May 2, 1998 ($7.75). The share price of the Company as of June 1, 1998, was selected for this analysis because on the following day (June 2) the Board announced its intention to auction the Company. This analysis in which NMS used the median premiums one day and one week prior to such announcement for purposes of its opinion indicated an equity value of the Company of between approximately $7.00 and $8.60 per share of Company Common Stock.

  Comparable Public Company Analysis. Using public and other available information, NMS calculated a range of implied values for the Company based on a comparison of the last twelve months' earnings before interest, taxes, depreciation and amortization ("LTM EBITDA"), the last twelve months' earnings before interest and taxes ("LTM EBIT") and the projected calendar 1998 earnings per share ("1998P EPS"), of the Company and sixteen other publicly traded comparable growth restaurant companies with recent performance issues (the "Comparable Restaurants"). The Comparable Restaurants used in this analysis were Applebee's, Au Bon Pain, Boston Chicken, Inc., Cooker Restaurant Corp., Einstein/Noah Bagel Corp., Friendly Ice Cream Corp., Lone Star Steakhouse, NPC International, Planet Hollywood, Quality Dining, Inc., Rock Bottom Restaurants, Ryan's Family Steakhouse, Shoneys, Inc., Sbarro, Inc., Taco Cabana, and Uno Restaurant Corp. The September 15, 1998 stock prices of the Comparable Restaurants reflected mean and median multiples of 5.9x and 5.8x LTM EBITDA, 12.2x and 9.3x LTM EBIT and 15.9x and 11.2x 1998P EPS, respectively. NMS applied the mean and median multiples for the Comparable Restaurants of LTM EBITDA, LTM EBIT and 1998P EPS to the applicable results and estimates for the Company to determine the implied equity value of the Company. The range of values produced from these calculations was then weighted by NMS to reflect its assessment of the appropriate reasonable range for the implied equity value of the Company. This analysis indicated an equity value (defined as imputed aggregate value minus estimated net debt of $4.5 million) of the Company of between $7.00 to $8.00 per share of Company Common Stock.

  Comparable M&A Transaction Analysis. NMS also reviewed the consideration paid in comparable merger and acquisition transactions in the restaurant industry that have been announced since February 1992. NMS analyzed the consideration paid in these transactions as a multiple of the aggregate value to the target companies' LTM Revenues, LTM EBITDA and LTM Net Income, respectively. Such analysis yielded a range of mean and median multiples of 1.0x and 0.8x LTM Revenues, 6.9x and 6.6x LTM EBITDA and 22.0x to 20.1x LTM Net Income, respectively. NMS then applied the foregoing multiples to the Company's 1998 Revenues, 1998 EBITDA and 1998 Net Income to determine the implied equity value of the Company. The range of values produced from these calculations was then weighted by NMS to reflect its assessment of the appropriate reasonable range of the implied equity value of the Company. This analysis indicated an equity value (defined as aggregate value minus estimated net debt of $4.5 million for 1998 Revenue and 1998 EBITDA calculations) of the Company of between $7.50 and $8.50 per share of Company Common Stock.

  No other company or transaction used in the comparable company analysis, the comparable transactions analysis or the premiums paid analysis as a comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company and the Merger are being compared.

  Discounted Cash Flow Analysis. NMS applied a discounted cash flow analysis using financial forecasts for 1999 through 2003 provided by the Company's management. The Company did not provide NMS with any financial forecasts for periods beyond 2003. In conducting this discounted cash flow analysis, NMS first calculated the estimated future streams of free cash flows that the Company would produce through 2003, as well as a terminal value of cash flows beyond 2003 by applying a range of exit multiples from 7.0x to 8.0x to the Company's estimated EBITDA in 2003. Such cash flow streams and terminal values were discounted to present values using discount rates ranging from 13% to 14%, chosen to reflect assumptions regarding the Company's cost of capital. The range of values produced from such calculations was approximately $50.0 million to $59.5 million which corresponds to range of implied equity values (after subtracting estimated net debt of $4.5 million) of approximately $7.70 to $9.30 per share of Company Common Stock.

  While the foregoing summary describes all analyses and examinations that NMS deemed material to the preparation of its opinion to the Board, it does not purport to be a comprehensive description of all analyses and examinations actually conducted by NMS. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description; and selecting portions of the analyses and of the factors considered by NMS, without considering all analyses and factors, would create an incomplete or misleading view of the process underlying the analyses set forth in the presentation of NMS to the Board on September 17, 1998. In addition, NMS may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be NMS's view of the actual value of the Company or Company Common Stock. To the contrary, NMS expressed no opinion on the actual value of the Company or Company Common Stock, and its opinion that is addressed and limited to the Board extends only to the belief expressed by NMS that the immediate value to holders of Company Common Stock, from a financial point of view under the Merger, is within the range of values that might fairly be ascribed to the Company Common Stock as of the date of the opinion of NMS (September 17, 1998).

  In performing its analyses, NMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by NMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of NMS's analysis for the Board of the fairness of the Merger to the Company's shareholders from a financial point of view, and were provided solely to the Board in connection with the Board's consideration of the Merger. The analyses do not purport to be appraisals or to reflect the prices at which any company might actually be sold or the prices at which any securities may trade at any time in the future. NMS used in its analyses various projections of future performance prepared by or adopted by the management of the Company. The projections are based on numerous variables and assumptions which are inherently unpredictable and in large part are beyond the control of the Company and its advisors. Accordingly, actual results could vary significantly from those set forth in such projections, and none of the Company, NMS or any other person assumes any responsibility if future results are materially different from those projected.

  As described above, the opinion of NMS and the presentation to the Board summarized above were among the many factors taken into consideration by the Board in making its determination to approve and adopt, and to recommend that its shareholders approve and adopt, the Merger. NMS, however, does not make any recommendation to holders of shares of Company Common Stock (or to any other person or entity) as to whether the Merger is in such shareholders' best interests.

  In accordance with the Engagement Letter, the opinion of NMS is addressed solely to the Board for the personal use of the directors (in their capacity as members of the Board) in connection with their review and evaluation of the Merger and neither the opinion nor NMS's underlying financial analysis may be relied upon by any person other than the directors (in their capacity as members of the Board) without the prior written consent of NMS. Accordingly, under the terms of the Engagement Letter no shareholder of the Company may rely or allege any reliance on NMS's opinion or analysis in connection with such shareholder's consideration of the merits of the Merger or otherwise. It is NMS's position that its duties in connection with its fairness opinion are solely to the Board, and that it has no legal responsibility to any other persons, including the Company's shareholders, under New York state law (the governing law of the Engagement Letter). NMS would likely assert the substance of the foregoing disclaimer as a defense to claims (if any) that might be brought against it by holders of Company Common Stock with respect to its fairness opinion. However, since no New York court has definitively ruled on the availability to a financial advisor of such a defense to shareholder liability with respect to its fairness opinion, this issue necessarily would have to be resolved by a court of competent jurisdiction. Furthermore, there can be no assurance that a court of competent jurisdiction would apply New York state law to the resolution of this issue if it were ever to be presented. In any event, the availability or non-availability of such a defense will have no effect on NMS's rights and responsibilities under the federal securities laws, or the rights and responsibilities of the Board under governing state law or under the federal securities laws.

  Pursuant to the Engagement Letter, if the Merger is effected on the terms set forth in the Merger Agreement, the Company will pay NMS a fee of approximately $1.0 million (the "Contingent Fee"). The Company will be obligated to pay the Contingent Fee only if the Merger (or any other transaction described in the Engagement Letter) is consummated. Accordingly, the payment of substantially all of NMS's total fee under the Engagement Letter is subject to the consummation of the Merger. The Board was aware of this fee structure and took it into account in considering NMS's opinion and in approving the Merger Agreement and the transactions contemplated thereby. Pursuant to a separate letter agreement, the Company has agreed to indemnify NMS, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of NMS's engagement.

  In the ordinary course of its business, NMS trades equity securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of certain federal income tax consequences of the Merger to holders of shares of Company Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof. Any change to the foregoing sources could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the IRS with respect to the matters discussed herein has been requested and there is no assurance that the IRS will agree with the conclusions set forth in this discussion. In addition, no tax opinion has been requested or received by the Company with respect to the federal income tax consequences of the Merger.

  The discussion below does not address all of the federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, corporations, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address the federal income tax consequences to shareholders who acquired their shares of Company Common Stock through the exercise of employee stock options or otherwise as compensation. Furthermore, this discussion does not address any tax consequences under state, local or foreign laws. This summary assumes that the shares of the Company Common Stock are held as "capital assets" within the meaning of Section 1221 of the Code.

  For federal income tax purposes, an individual holder of shares of Company Common Stock who exchanges such shares for cash pursuant to the Merger or who receives cash in exchange for such shares pursuant to the exercise of appraisal rights will be treated as having sold his or her shares of Company Common Stock for cash in a taxable transaction. Gain or loss will be recognized on the exchange in an amount equal to the difference between the cash received and the holder's adjusted tax basis in the shares of Company Common Stock exchanged therefor. Such gain or loss will be a capital gain or loss if the holder of the shares of Company Common Stock held such shares as a capital asset at the Effective Time, and may qualify as long-term capital gain or loss if such holder held the shares of Company Common Stock for a period greater than 12 months at the Effective Time.

  Holders of Company Common Stock or other payees generally will be required to provide the Exchange Agent (as defined in "Certain Terms of the Merger Agreement--Manner and Basis of Converting Shares") with their correct taxpayer identification numbers (certified under penalties of perjury) on the Substitute Forms W-9 included as part of the transmittal forms sent to such shareholders pursuant to the Merger. The taxpayer identification number of an individual is his or her social security number. A holder of Company Common Stock or other payee who does not provide the Exchange Agent with a correct taxpayer identification number may be subject to a $50 fine imposed by the IRS. Furthermore, payments made to a holder of Company Common Stock or other payee may be subject to backup withholding if: (i) the Company shareholder or other payee fails to furnish a correct taxpayer identification number, (ii) the Company shareholder or other payee furnishes an incorrect taxpayer identification number, (iii) the Company, Purchaser, or the Exchange Agent is notified by the IRS that such Company shareholder or other payee failed to report interest or (iv) under certain circumstances, the Company shareholder fails to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is the correct number and that the Company shareholder is not subject to backup withholding.

  If backup withholding applies, the Exchange Agent is required to and will withhold 31 percent of any payment made to a holder of Company Common Stock or other payee. Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the IRS.

  Generally, a holder of Company Common Stock or other payee may avoid backup withholding by completing the Substitute Form W-9 included as part of the transmittal forms and certifying that the taxpayer identification number included therein is correct and that the holder of Company Common Stock or other payee is not subject to backup withholding. Certain types of taxpayers (including corporations and certain foreign individuals) are not subject to these reporting or withholding requirements.

  SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE MERGER, INCLUDING THE APPLICABILITY

OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase under generally accepted accounting principles ("GAAP").

EXISTING RELATIONSHIPS WITH PURCHASER

  The Company has never conducted business with nor has it had any business relationship with Purchaser prior to the transactions described in the Merger Agreement. The Company's activities have been limited to providing due diligence information and reasonable accommodation with respect to Purchaser's information needs in its efforts to secure financing commitments.

 RIGHTS OF DISSENTING SHAREHOLDERS

  If the Merger is consummated, shareholders of the Company who did not vote in favor of the Merger will have certain rights to dissent and demand the appraisal of and payment in cash for the "fair value" of their shares of Company Common Stock pursuant to Articles 5.11, 5.12 and 5.13 of the TBCA. Under the Appraisal Rights Statutes, if the statutory procedures are complied with, a judicial determination of the fair value (excluding any depreciation or appreciation in anticipation of the Merger) required to be paid in cash to such dissenting holders for their shares will be made. The value so determined could be more or less than the purchase price per share pursuant to the Merger Agreement.

  ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF APPRAISAL RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ARTICLES 5.11, 5.12 AND 5.13 OF THE TBCA (A COPY OF WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT), PARTICULARLY WITH RESPECT TO THE PROCEDURAL STEPS REQUIRED TO PERFECT THE RIGHT OF APPRAISAL. IF THE RIGHT OF APPRAISAL IS LOST DUE TO THE SHAREHOLDER'S FAILURE TO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE APPRAISAL RIGHTS STATUTES, THE SHAREHOLDER WILL RECEIVE THE MERGER CONSIDERATION WITHOUT INTEREST FOR EACH SHARE OWNED. SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF THE RIGHT OF APPRAISAL, WHICH SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF ARTICLES 5.11, 5.12 AND 5.13 OF THE TBCA.

  Article 5.12 of the TBCA provides that a shareholder wishing to exercise such shareholder's rights for appraisal with respect to the Merger must file, prior to the Special Meeting, a written objection to the Merger stating that its right to dissent will be exercised if the Merger becomes effective and giving the shareholder's address, to which notice of the approval of the Merger shall be delivered or mailed in such event. If the Merger is effected and the shareholder did not vote in favor of the Merger, the surviving corporation will, within 10 days after the Effective Time, deliver or mail to the shareholder written notice that the Merger has been effected. In order to exercise his or her right of appraisal, a shareholder must, within ten days from the delivery or mailing of the notice from the surviving corporation, make written demand ("Demand") on the surviving corporation for payment of the fair value of the shareholder's shares. The Demand must state the number of shares owned by such shareholder, and the shareholder's estimate of the fair value of such shares. Any shareholder failing to make Demand within the 10-day period will be bound by the Merger.

  The Demand should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on the certificate(s) formerly representing the shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the Demand should be made in such capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the Demand should be executed by or for all joint owners. Any shareholder who has made a Demand may withdraw the Demand at any time before payment for the shares is made or before any petition asking for a determination of the fair value of the shares is filed.

  Within 20 days after making a Demand, the shareholder must submit the certificates representing the shares to the surviving corporation for notation thereon that a Demand has been made. The failure of a shareholder to submit the certificates will terminate the shareholder's rights of appraisal.

  Within 20 days after receipt of a Demand, the surviving corporation must deliver or mail to the shareholder a written notice that either (i) accepts the amount claimed in the Demand and agrees to pay such amount within 90 days after the Effective Time upon the surrender of the duly endorsed certificates formerly representing such shareholder's shares, or (ii) contains an estimate by the surviving corporation of the fair value of the shares together with an offer to pay such amount within 90 days after the Effective Time. If the surviving corporation responds to the Demand with an estimate of the fair value of the shares and the shareholder wishes to accept the surviving corporation's estimate, the surviving corporation must receive written notice from the shareholder accepting such estimate within 60 days after the shareholder receives the estimate from the surviving corporation and surrendering the duly endorsed certificates formerly representing such shareholder's shares. If, within 60 days after the Effective Time, the value of the shares is agreed upon between the shareholder and the surviving corporation, payment for the shares will be made within 90 days after the Effective Time and upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder will cease to have any interest in the shares or the company.

  If, within the period of 60 days after the Effective Time, the shareholder and the surviving corporation do not agree on the fair value of the Shares, then the shareholder or the surviving corporation may, within 60 days following the expiration of such 60-day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the surviving corporation is located, to obtain a judicial finding and determination of the fair value of the shareholder's shares. Upon filing such petition, the shareholder must serve the surviving corporation with a copy of such petition. Within 10 days after being served with a copy of the petition, the surviving corporation must file with the court a list of shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. All shareholders will be notified as to the time and place of the hearing of the petition. All shareholders thus notified and the surviving corporation will then be bound by the final judgement of the court. After the hearing of the petition, the court will appoint one or more qualified appraisers who will determine the fair value of the shares and will file a report of that value with the clerk of the court. Each party will have reasonable opportunity to submit to the appraisers pertinent evidence as to the value of the shares. Either party may make exceptions to the appraiser's report. The court will then determine the fair value of the shares and will direct the surviving corporation, upon receipt of the duly endorsed certificates formerly representing such Shares, to pay the value together with interest thereon beginning on the 91st day after the Effective Time to the date of the judgment to such shareholders entitled to payment. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in the shares or the company.

  The TBCA provides that, in the absence of fraud, the foregoing procedures represent the exclusive remedy under Texas law for a shareholder objecting to the Merger Agreement for the recovery of the value of such holder's shares or of money damages to such shareholder with respect to the Merger.

                     CERTAIN TERMS OF THE MERGER AGREEMENT


  The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGER

  The Merger Agreement provides that, as soon as practicable after the satisfaction or waiver of the conditions to effecting the Merger, the parties shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with, the relevant provisions of the TBCA and making any and all other filings or recordings required under the TBCA. It is anticipated that, if the Merger Agreement is approved and adopted at the Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the Special Meeting or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

  At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, Purchaser or Sub, each share of Company Common Stock, if any, that is owned by Purchaser or Sub or any subsidiary of Purchaser or held by the Company as treasury shares will be canceled and cease to exist and no consideration will be delivered or deliverable in exchange therefor. Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock canceled pursuant to the previous sentence), will be converted into the right to receive, upon surrender and exchange of the Certificate representing such share of Company Common Stock, the Merger Consideration, or $8.00 per share. Upon such conversion, all such shares of Company Common Stock will be canceled and will cease to exist, and the holder of a Certificate will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such Certificate (or, in the case of shareholders perfecting their right to dissent in accordance with the TBCA, the rights of dissenting shareholders under the
TBCA). Each issued and outstanding share of common stock, par value $.01 per share, of Sub will be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

  Holders of shares of Company Common Stock have the right under Article 5.11 of the TBCA to dissent from the Merger. If the Merger is consummated, each holder of Company Common Stock who has not voted in favor of the Merger and who otherwise has perfected his right to dissent under Article 5.12 of the TBCA will be entitled to such rights of a dissenting shareholder, including the right to receive payment of the appraised value of such shares, and each share of Company Common Stock with respect to which such rights to dissent shall have been perfected shall not be converted into the Merger Consideration unless such appraisal rights cease as provided in Article 5.13 of the TBCA.

  Prior to the Effective Time, Sub will appoint the Paying Agent for the Merger. Prior to the Effective Time, Sub will deposit with the Paying Agent, in a separate fund established for the benefit of the holders of Company Common Stock, for payment through the Paying Agent, a sufficient amount of cash to pay to the shareholders of the Company the Merger Consideration, which shall be paid by Paying Agent. Such cash will be invested by the Paying Agent in U.S. government securities maturing in 30 days or less or mutual funds that invest solely in U.S. government securities and all interest that is earned thereon prior to the time the cash is fully paid to the shareholders of the Company shall be paid over by the Paying Agent to the Surviving Corporation in accordance with the terms of the agreement with the Paying Agent six months after the Effective Time (if not otherwise required to satisfy obligations owing to the shareholders of the Company).

  As soon as reasonably practicable after the Effective Time, Purchaser will instruct the Paying Agent to mail to each holder of record of a Certificate or Certificates immediately prior to the Effective Time. (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with a duly executed letter of transmittal and such other documents as the Paying Agent requires, the holder of such Certificate will be entitled to receive the Merger Consideration, and the surrendered Certificate will be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this paragraph, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

  At the Effective Time, the stock transfer books of the Company will be closed and no transfer of any Company Common Stock will thereafter be made. If, after the Effective Time, any Certificates are presented to the Paying Agent for transfer, they will be canceled and exchanged for the Merger Consideration.

  All funds held by the Paying Agent for payment that remain undistributed to the holders of Company Common Stock for six months after the Effective Time shall be returned to the Surviving Corporation whereupon any holders of unsurrendered Certificates shall look only to the Surviving Corporation for payment of Merger Consideration to which they are entitled, subject to applicable law. None of the Purchaser, Sub, the Company nor the Surviving Corporation shall be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or conform of record or otherwise in the surviving corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

STOCK OPTIONS

  At the Effective Time, each holder of a then outstanding Option, whether or not then exercisable or vested, shall be terminated and automatically converted into the right to receive the Option Consideration. The receipt by each Option holder of his Option Consideration shall constitute a release of any and all rights the holder had or may have had with respect to such Option. Prior to the Effective Time, the Company shall obtain (without paying amounts per share that are greater than the relevant Option Consideration) all necessary consents or releases from holders of Options under the Stock Plans and take all such other lawful action as may be reasonably necessary to give effect to these transactions. The Stock Plans shall terminate as of the Effective Time, and the provisions in the Company Benefit Plans of the Company or any subsidiary thereof shall be canceled as of the Effective Time. Prior to the Effective Time, the Company shall take all action necessary (including causing the Board to take such actions as are allowed by the Stock Plans) to (i) ensure that, following the Effective Time, no participant in the Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof and (ii) terminate all such plans, programs and arrangements. The total number of Options subject to the provisions of the Merger Agreement on the date of the Merger Agreement (assuming full vesting) is (i) 461,343 under the Company's stock option plans, at a weighted average exercise price of $5.28, (ii) 56,345 under the Company's employee stock purchase plan, and (iii) 25,459 under the Company's deferred compensation plan.

CONDITIONS TO THE MERGER

  The respective obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in writing by the Company and Purchaser to the extent permitted by applicable law: (a) the Company's Shareholder Approval (as that term is defined in the Merger Agreement) shall have been obtained on or prior to 90 days after the date of the Merger Agreement, and no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continue in effect; provided, however, that prior to invoking this condition, each party shall use commercially reasonable best efforts to have any such decree, ruling, injunction or order vacated; and (b) the Company Required Statutory Approvals and the Purchaser Required Statutory Approvals shall have been obtained at or prior to the Effective Time (or, in the case of the filings required, if any, under the HSR Act, all applicable waiting periods and any extensions thereof shall have expired or otherwise been terminated).

  The obligation of Purchaser to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Purchaser, in whole or in part: (a) the Company shall have performed in all material respects its agreement and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, except as otherwise contemplated by the Merger Agreement; (c) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the date of Closing (the "Closing Date"), to the effect that, to each such officer's knowledge, certain conditions set forth in the Merger Agreement have been satisfied; (d) there shall have been no event that has occurred that caused or would cause a Material Adverse Effect (as that term is defined in the Merger Agreement); (e) Purchaser shall have received an opinion of Jenkens & Gilchrist, a Professional Corporation, in form and substance reasonably satisfactory to Purchaser, addressed to Purchaser and dated as of the Closing Date; (f) the Company Required Consents (as that term is defined in the Merger Agreement) shall have been obtained except those that in the aggregate would not result in and would not reasonably be likely to result in a Material Adverse Effect; (g) there shall not have been threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that, individually or in the aggregate, would in reasonable probability have a Material Adverse Effect on the Surviving Corporation; (h) Purchaser and/or Sub shall have obtained secured senior debt financing for the transactions contemplated in the Merger Agreement in an aggregate amount not less than $30,000,000; (i) each outstanding option or restricted stock award (or any other right to stock) that remains unexercised or unvested under the Stock Plans shall have been terminated under the provisions of the Merger Agreement; (j) all documents to be delivered by the Company to Purchaser and Sub at the Closing shall be duly executed and in form and substance reasonably satisfactory to Purchaser and Sub; and (k) Purchaser and Sub shall have received such other documents or certificates as Purchaser and Sub may reasonably have requested.

  The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part: (a) Purchaser shall have performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of Purchaser set forth in the Merger Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement; (c) the Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Purchaser, date the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in the Merger Agreement have been satisfied; (d) the Company shall have received an opinion Andrews & Kurth, L.L.P., in form and substance reasonably satisfactory to the Company, addressed to the Company and dated the Closing Date, which opinion may be based on appropriate representations of Purchaser and Sub; (e) the opinion of NMS delivered and addressed to the Board shall not have been withdrawn; (f) all documents to be delivered by Purchaser or Sub to the Company at the Closing shall be duly executed and in form and substance reasonably satisfactory to the Company; and (g) the Company shall have received such other documents or certificates as the Company may reasonably have requested.

  There can be no assurance that all of the conditions to the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of the Company, Sub and Purchaser relating to, among other things: (a) various corporate organization and qualification matters, (b) authorization matters in connection with the approval of the Merger Agreement, (c) the non-contravention of the Merger Agreement with any of the Company's, Purchaser's or Sub's corporate and financial documents, (d) the Company Required Statutory Approvals and the Purchaser Required Statutory Approvals, (e) the ownership of Company Common Stock by Purchaser, (f) the truthfulness and accuracy of certain information supplied by the Purchaser, (g) the ownership of any subsidiaries by the Company, (h) the capitalization of the Company and Sub; and the Company makes further representations and warranties concerning (i) compliance with governmental and licensing requirements, (j) the financial statements, financial reports and reports filed by the Company with the Securities and Exchange Commission (the "Commission"), (k) any undisclosed liabilities of the Company,
(l) real property, (m) Company equipment, (n) intellectual property, (o) litigation, (p) employee matters, (q) collective bargaining and employee agreements and other compensation matters, (r) labor matters, (s) environmental matters, (t) the vote requirements for passage of the Merger Agreement, (u) insurance, (v) material contracts and commitments, (w) tax matters and (x) state takeover statutes and the absence of a super-majority provision in Texas.

CERTAIN COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO THE MERGER

  The Company has agreed that, prior to the Effective Time, the Company will, and will cause its subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to entering into the Merger Agreement and use all commercially reasonable best efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs in force on the date of the Merger Agreement, keep available the services of their officers and employees employed on the date of the Merger Agreement.

  The Company has also agreed that, prior to the Effective Time, the Company will not, nor will it permit any of its subsidiaries to: (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to the Company or its subsidiaries; (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (c) redeem repurchase or otherwise acquire any shares of their capital stock, other than (i) intercompany acquisitions of capital stock, or (ii) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date of the Merger Agreement in the ordinary course of the operation of such plans.

  The Company has also agreed that prior to the Effective Time it will not, and will not permit any of its subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for: (a) the issuance of common stock or other securities by the Company pursuant to the Stock Plans, in each case in the ordinary course of the operation of such plans and arrangements in accordance with their current terms; (b) shares issued in conversion, exchange or exercise of existing outstanding securities of the Company in connection with rights currently existing under such outstanding securities; or
(c) issuances by a wholly owned subsidiary of its capital stock to the Company.

  The Company has agreed that, prior to the Effective Time: (a) the Company will not amend or propose to amend its Articles of Incorporation or Bylaws in any way adverse to Purchaser; (b) except as required by law, the Company will not, nor will it permit any of its subsidiaries to, make any capital expenditures, except for normal extensions to or replacements of properties or in the ordinary course of business consistent with prior practice not in excess of $100,000 in the aggregate, or merge or consolidate with any other person or acquire, except in the ordinary course of business consistent with prior practice, a material amount of assets of any other person; (c) the Company will not, nor will it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of any assets that are material, except for normal extensions to or replacements or dispositions of properties in the ordinary course of business consistent with prior practice; (d) the Company will not, nor will it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for: (i) short-term indebtedness in the ordinary course of business consistent with past practice, (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (iii) borrowings or letters of credit under existing credit facilities, or (iv) borrowings or letters of credit, not to exceed $2,500,000, required to finance construction and/or finish out of the New Restaurant (as defined below), nor will the Company cancel, or permit any of its subsidiaries to cancel, any aggregate amount of indebtedness in excess of $10,000 or waive any claims or rights of value in excess of $10,000, or increase or change any assumptions underlying, or methods of calculating, any bad debt contingency or other reserves; (e) except as required by applicable law or the provisions of any employee benefit plan, or as contemplated by the Merger Agreement, the Company will not, nor will it permit any of its subsidiaries to, enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by the Company, as the case may be, or their respective subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of any director, officer or other employee of the Company, or its respective subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Purchaser or the Company, as the case may be, or their respective subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice; (f) the Company will not, nor will it permit any of its subsidiaries to, make any material changes in its or their accounting methods, except as required by law, rule, regulation or GAAP; (g) the Company will, and will cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the same industry and such other businesses as conducted by such party and its subsidiaries; (h) the Company will use commercially reasonable efforts to maintain in effect all existing material permits pursuant to which the Company operates; (i) the Company shall not, nor shall it permit any of its subsidiaries to, enter into any collective bargaining or labor agreement; (j) the Company shall not, nor shall it permit any of its subsidiaries to, pay, loan or advance certain amounts to its officers, directors or shareholders, or to those of its subsidiaries or their affiliates; (k) the Company will not, nor will it permit any of its subsidiaries to, dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any person other than representatives of Purchaser and Sub any trade secret, recipe, formula, process or know-how not theretofore a matter of public knowledge that is currently used or in reasonable probability will be used in the Company's business; (l) the Company will not, nor will it permit any of its subsidiaries to, voluntarily incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) liabilities or obligations incurred in the usual, regular and ordinary course of business and (ii) liabilities or obligations incurred in connection with the construction and operation of the Company's restaurant that is being constructed at the following location: 4201 South Padre Island Drive, Corpus Christi, Texas 78411 (the "New Restaurant");
(m) the Company will not, nor will it permit any of its subsidiaries to, pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction of liabilities and obligations in the usual, regular and ordinary course of business; (n) the Company will not, nor will it permit any of its subsidiaries to, permit the expiration of, any Lease option or option to purchase any property; (o) the Company will not, nor will it permit any of its subsidiaries to, omit to do any act, or permit any act or omission to act, that may cause a breach of any contract, commitment or obligation of the Company or of any subsidiary of the Company, or any breach of any representation, warrant, covenant or agreement made by the Company in the Merger Agreement; (p) the Company will not, nor will it permit any of its subsidiaries to, pre-pay any party for amounts not yet due (except in the ordinary course of the Company's business and consistent with past practice), or pay any party in a non-timely manner; (q) the Company shall not merge or consolidate with any other corporation or person or enter into any similar transaction not in the ordinary course of its business.

NO SOLICITATION

  The Merger Agreement provides that the Company will not, and will not cause its subsidiaries to, permit any of its Representatives (as that term is defined in the Merger Agreement) to, and will use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any inquiry, offer or proposal that constitutes or in reasonable probability will lead to any Takeover Proposal with respect to the Company. The Merger Agreement further provides that the Company will notify Purchaser orally and in writing of any such inquiries, offers or Takeovers Proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within one business day of the receipt thereof, and that the Company will immediately cease and cause to be terminated all existing activities, discussions and negotiations on the date of the Merger Agreement, if any, with any other persons conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal regarding the Company. Notwithstanding anything stated above to the contrary, the Merger Agreement provides that: (i) the Company may, prior to the vote of the shareholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) in response to an unsolicited request therefor, furnish information, including non-public information, to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as provided in the Company Confidentiality Agreement (as that term is defined in the Merger Agreement) to the extent and only to the extent that the Board determines that the offer is a Superior Takeover Proposal; (ii) the Company may engage in discussions and negotiations with any person or group that has made an unsolicited Takeover Proposal, among other things, to determine whether such proposal (as opposed to any further negotiated proposal) is a Superior Takeover Proposal and the Company may take and disclose to its shareholders a position contemplated by Rule 14e-2(a) following the Company's receipt of a Takeover Proposal that is in the form of a tender offer under Section 14(e) of the Exchange Act; (iii) the Company may withdraw, adversely modify or take a public position materially inconsistent with its recommendation (which may include making any statement required by Rule 14e-2 under the Exchange Act) if there exists a Takeover Proposal and the Board determines that it is a Superior Takeover Proposal; and (iv) the Company may make a "stop-look-and-listen" communication with respect to a Takeover Proposal or the Merger Agreement of the nature contemplated in, and otherwise in compliance with, Rule 14d-9 under the Exchange Act as a result of receiving a Takeover Proposal.

CERTAIN POST-MERGER MATTERS

  Once the Merger is consummated, Sub will cease to exist as a corporation, and the Company, as the Surviving Corporation, will succeed to all of the assets, rights and obligations of Sub.

  Pursuant to the Merger Agreement, the Company's Articles of Incorporation and the Sub's Bylaws, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended.

  Pursuant to the Merger Agreement, the individuals who are members of the board of directors of Sub immediately prior to the Effective Time shall comprise the full Board of Directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

  Pursuant to the Merger Agreement, the individuals who are officers of Sub immediately prior to the Effective Time shall be the initial officers of the Company, as the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated at any time prior to the Effective Time
(i) by mutual written consent of the Company and Purchaser or (ii) by either party by written notice to the other, so long as the Company or Purchaser (as the case may be) is not then in material breach of its obligations, if (a) the Effective Time has not occurred on or before 100 days after the date of the Merger Agreement, subject to a possible extension, (b) any state or federal law, order, rule or regulation is adopted or issued that shall prohibit consummation of the Merger or if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable, (c) if the Company accepts a Superior Takeover Proposal and has paid the requisite termination fee.

   By the Company. The Company may terminate the Merger Agreement, so long as it is not then in material breach of its obligations, by written notice to Purchaser, upon a breach of any material representation, warranty, covenant or agreement on the part of Purchaser set forth in the Merger Agreement, subject to a limited cure period.

   By Purchaser. Purchaser may terminate the Merger Agreement, by written notice to the Company (i) so long as it is not then in material breach of its obligations, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, subject to a limited cure period under certain circumstances, (ii) if the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements identified by Purchaser or Sub prior to the Closing, if any, exceeds $1,000,000, or (iii) the Board makes a Recommendation Modification/Withdrawal or the Company enters into a definitive agreement for a Superior Takeover Proposal or any other Takeover Proposal.

  Termination In Connection with Certain Financing Events. Prior to the date of the Merger Agreement, Purchaser received the AMRESCO Letter and the USRP Letter. Concurrent with the date of the Merger Agreement, Purchaser deposited the Escrow Fund into escrow with Texas Bank. Purchaser shall use its commercially reasonable best efforts to cause AMRESCO to (on or prior to Day 30) (a) remove from the AMRESCO Letter, as conditions to AMRESCO's funding commitment thereunder, the conditions that AMRESCO (i) receive a satisfactory valuation report from its appraisers regarding the collateral securing AMRESCO's loan,
(ii) receive all material required by it to complete its due diligence and (iii) find such material to be in all things satisfactory and then (b) execute and deliver to Purchaser and Sub the AMRESCO Letter as so modified (such events being termed the "AMRESCO Day 30 Events"). Purchaser shall use its commercially reasonable best efforts to cause USRP (on or prior to Day 30) to remove from the USRP Letter, as conditions to USRP's funding, the conditions that USRP (i) retain an inspection and review period, (ii) receive all material required by it to complete its due diligence and (iii) find such material to be in all things satisfactory; and then execute and deliver to Purchaser and Sub a funding commitment on the terms outlined in the USRP Letter as so modified (such events being termed the "USRP Day 30 Events"). Purchaser shall use its commercially reasonably best efforts to cause (on or prior to day 60) each of AMRESCO and USRP to deliver to Purchaser and Sub a firm funding commitment (containing the financial terms of the AMRESCO Letter and the USRP Letter, respectively) that is conditioned only on the delivery of closing documentation and the accuracy, in all material respects, of the Company's representations and warranties under the Merger Agreement (a "Firm Commitment").

  In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, (i) at any time during the five business days immediately following Day 30, as long as the Company is not then in material breach of its obligations under the Merger Agreement and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either the AMRESCO Day 30 Events or the USRP Day 30 Events have not occurred on or prior to the date of such termination; and (ii) at any time during the five business days immediately following Day 60, as long as the Company is not then in material breach of its obligations under the Merger Agreement and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either AMRESCO or USRP has not delivered to Purchaser a Firm Commitment on or prior to the date of such termination.

  In the event of termination of the Merger Agreement by either the Company or Purchaser, the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Sub or the Company or their respective affiliates, officers, directors or shareholders except (i) with respect to certain provisions of the Escrow Agreement, and (ii) that no such termination will relieve any party from liability for any willful breach thereof. Purchaser will continue to be bound under all of the terms and conditions contained in the Confidentiality Agreement.

  Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by written agreement of Purchaser, Sub and the Company at any time prior to the Effective Date with respect to any of the terms contained therein.


EXPENSES AND TERMINATION FEE

  Payment of Expenses and Damages Payable Upon Termination. If the Merger Agreement is terminated upon a party's breach, then the breaching party shall promptly pay to the other party, as liquidated damages, an amount in cash equal to the out-of-pocket expenses and fees incurred by the other party after the date of the Merger Agreement arising out of, or in connection with or related to, the Merger or the transactions contemplated by the Merger Agreement not in excess of $500,000 (the "Out-of-Pocket Expenses"); provided, however, that if the Merger Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to the amount of Out-of-Pocket Expenses set forth above, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; provided, further, that the payment by Purchaser of any Out-of-Pocket Expenses and any amounts required under the Escrow Agreement shall constitute the Company's sole and exclusive remedy against Purchaser or Sub for any failure by the parties (or any party) to consummate the Merger.

  Termination Fee. In the event that (a) the Merger Agreement is terminated by the Company upon acceptance of a Superior Takeover Proposal, (b) the Merger Agreement is terminated by Purchaser upon a Recommendation Modification/Withdrawal, or (c) the Company accepts any Takeover Proposal (or Superior Takeover Proposal) within two years after the Merger Agreement is terminated by Purchaser pursuant to the Company's breach, then, in each such case, the Company shall pay Purchaser a fee equal to the sum of (i) $1,500,000 and (ii) Purchaser's Out-of-Pocket Expenses, which aggregate amount shall be payable by wire transfer of same day funds within five business days after the date of such termination (or in the case of (c) above, the amount of $1,500,000 shall be paid within five days after the Company accepts any Takeover Proposal or Superior Takeover Proposal, the Out-of-Pocket Expenses having already been paid).

INDEMNIFICATION

  The Company will, and from and after the Effective Time, the Surviving Corporation will, indemnify, defend and hold harmless each person who is at the time of the execution of the Merger Agreement, or has been at any time prior to the date of execution of the Merger Agreement, an Indemnified Party to the same extent and in the same manner as is provided in the respective certificates or articles of incorporation or bylaws of the Company and such subsidiaries in effect on June 28, 1998 with respect to any Indemnified Liabilities. Any Indemnified Party wishing to claim indemnification, upon learning of a claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation). The Company, Purchaser and Sub have agreed that the foregoing rights to indemnification existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time shall survive the Merger and shall continue in full force and effect until the disposition of such Indemnified Liabilities. The Merger Agreement provides identical protection to that which is currently afforded by the Company's Articles of Incorporation and Bylaws on the date of the Merger Agreement.

  For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before and omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by the Merger Agreement.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT


  The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each executive officer; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock.


                                           BENEFICIAL OWNERSHIP (1)
                                        ------------------------------

NAME OF BENEFICIAL OWNER                NUMBER OF SHARES    PERCENTAGE
------------------------                ----------------    ----------


Private Capital Management, Inc. (2)      644,600     (3)        11.4%

Wachovia Corporation (4)                  353,300                 6.2%

Dimensional Fund Advisors Inc. (5)        453,552     (6)         8.0%

Fleet Financial Group, Inc. (7)           355,100                 6.3%

First Manhattan Co. (8)                   309,735     (9)         5.5%

Franklin Resources, Inc. (10)             550,000                 9.7%

Robert R. Hawk                              8,300                   *

Robert E. Bodnar                           18,269    (11)           *

K. Dieter Esch                             49,896    (12)           *

Garry J. Gay                               26,147    (13)           *

C. Cleave Buchanan, Jr.                     6,036    (14)           *

Frank Cuellar, Jr.                         16,005    (15)           *

John T. Ellis                             175,581    (16)(17)     3.1%

Peter L. Hnatiw                            13,037    (18)           *

James F. Moore                              6,036    (19)           *

Cynthia I. Pharr                           12,067    (20)           *

William B. Rea, Jr.                        28,761    (21)           *

All executive officers and directors
as a group (16 persons)                   525,212    (16)(22)     9.0%

     *Less than 1%

(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
(2) Private Capital Management, Inc. forms part of a group that consists of Private Capital Management, Inc. and The Entrepreneurial Value Fund L.P. The business address of both Private Capital Management, Inc. and The Entrepreneurial Value Fund, L.P. is 3003 Tamiami Trail North, Suite 360, Naples, Florida 34102.
(3) Includes 644,600 shares of which Private Capital Management, Inc. shares investment power with Mr. Bruce S. Sherman.
(4) The business address of Wachovia Corporation is 301 North Main Street, Winston-Salem, North Carolina 27150-3099.
(5) The business address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
     Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 453,552 shares of the Company's Common Stock as of June 30, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(6) Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund"), and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 52,400 shares which are owned by the Fund and 101,100 shares which are owned by the Trust.
(7) The business address of Fleet Financial Group, Inc. ("Fleet") is One Federal Street, Boston, Massachusetts 02211.
(8) The business address of First Manhattan Co. is 437 Madison Avenue, New York, New York 10022.
(9) Includes 4,000 shares owned by family members of General Partners of First Manhattan Co.
(10) Franklin Resources, Inc. forms a group consisting of Franklin Resources, Inc. and Franklin Advisory Services, Inc. The business address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404 and the address of Franklin Advisory Services, Inc. is One Parker Plaza, 16th Floor, Fort Lee, New Jersey 07024.
(11) Includes 15,834 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(12) Includes 47,025 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(13) Includes 25,200 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(14) Includes 6,036 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(15) Includes 14,537 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(16) Includes 81,758 and 82,984 shares held by the John T. Ellis Trust of 1989 and the Nancy M. Ellis Trust of 1989, respectively, of which Mr. John T. Ellis is trustee.
(17) Includes 10,839 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(18) Includes 11,037 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(19) Includes 6,036 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(20) Includes 12,037 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(21) Includes 8,761 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(22) Includes an aggregate of 206,033 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

                            INDEPENDENT ACCOUNTANTS

  The Company's independent public accountants since February 3, 1998, have been the firm of KPMG Peat Marwick LLP. It is expected that one or more representatives of such firm will attend the Special Meeting and will be available to respond to any questions. Such representatives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.

  Effective February 3, 1998, Arthur Andersen LLP resigned as auditors of the Company. In connection with the audits for the fiscal years ended June 29, 1997, and June 30, 1996, and during the period from June 30, 1997 through February 3, 1998, there were no disagreements with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would require disclosure under the regulations. Arthur Andersen LLP's reports on the financial statements of the Company for the years ended June 29, 1997, and June 30, 1996, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

  On February 3, 1998, the Company notified KPMG Peat Marwick LLP of its intention to retain such firm as independent public accountants for the audit of its financial statements for the year ending June 28, 1998. Prior to its engagement, the Company did not consult with KPMG Peat Marwick LLP on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. The change in the independent accountants was approved by the Audit Committee of the Board of Directors.

                             SHAREHOLDER PROPOSALS

  If the Merger is not consummated, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 must have been received by the Company, addressed to the Secretary of the Company at 402 West I-30, Garland, Texas 75043, by no later than August 29, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site (http://www.sec.gov) at which reports, proxy statements and information statements and other information regarding the Company may be accessed. In addition, such reports, proxy statements, information statements and other information can also be inspected at the office of New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. After the Merger, registration of the Company Common Stock under the Exchange Act will be terminated. Copies of the documents referred to herein may also be obtained from the Company, without charge, upon request to the Company, Robert
E. Bodnar, Secretary, 402 West I-30, Garland, Texas 75043.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 001-10291) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

  1. The Company's Annual Report on Form 10-K for the year ended June 28, 1998;
  2. The Company's Definitive Proxy Statement on Schedule 14A dated
     September 23, 1998; and
  3. The Company's Current Report on Form 8-K dated September 24, 1998;

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that the statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, FROM SPAGHETTI WAREHOUSE, INC., 402 WEST I-30, GARLAND, TEXAS 75043, ATTENTION: CORPORATE SECRETARY (TELEPHONE (972) 226-6000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER __, 1998.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Robert E. Bodnar

Garland, Texas
November __, 1997

  PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                   SPAGHETTI WAREHOUSE, INC. AND SUBSIDIARIES


  The information required to be disclosed in this section is incorporated herein by reference to the Company's Annual Report in Form 10-K for the fiscal year ended June 28, 1998 filed with the Securities and Exchange Commission on September 24, 1998.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                            dated September 18, 1998

                                  by and among

                           SPAGHETTI WAREHOUSE, INC.

                                      and

                     SPAGHETTI WAREHOUSE ACQUISITION, INC.,

                                      and

                    CONSOLIDATED RESTAURANT COMPANIES, INC.,

                               TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I - CERTAIN DEFINITIONS...........................................  -1-

ARTICLE II - THE MERGER...................................................  -6-

  Section  2.1   The Merger...............................................  -6-
  Section  2.2   Closing..................................................  -6-
  Section  2.3   Effective Time of the Merger.............................  -6-
  Section  2.4   Effects of the Merger....................................  -6-

ARTICLE III - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES..................................  -7-

  Section  3.1   Effect of Merger on Capital Stock........................  -7-
  Section  3.2   Conversion of Securities.................................  -7-
  Section  3.3   Payment for Shares.......................................  -8-
  Section  3.4   Stock Transfer Books.....................................  -9-
  Section  3.5   Stock Plans..............................................  -9-
  Section  3.6   Dissenting Shares........................................ -10-
  Section  3.7   Further Assurances....................................... -10-

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT..................... -11-

  Section  4.1   Organization and Qualification........................... -11-
  Section  4.2   Information Supplied..................................... -11-
  Section  4.3   Execution and Delivery................................... -11-
  Section  4.4   Non-Contravention........................................ -11-
  Section  4.5   Statutory Approvals...................................... -12-
  Section  4.6   Ownership of Company Common Stock........................ -12-

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SUB......................... -12-

  Section  5.1   Organization and Standing................................ -12-
  Section  5.2   Capital Structure........................................ -12-
  Section  5.3   Authority; Non-Contravention............................. -13-

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY................ -13-

  Section  6.1   Organization and Qualification........................... -13-
  Section  6.2   Subsidiaries............................................. -13-
  Section  6.3   Capitalization........................................... -14-
  Section  6.4   Authority; Non-Contravention; Statutory Approvals;
                  Compliance.............................................. -15-
  Section  6.5   Reports and Financial Statements......................... -17-
  Section  6.6    Absence of Undisclosed Liabilities...................... -18-
  Section  6.7   Real Property............................................ -18-
  Section  6.8   Company Equipment........................................ -20-

  Section  6.9   Contracts and Commitments................................ -20-
  Section  6.10  Intellectual Property.................................... -22-
  Section  6.11  Litigation............................................... -23-
  Section  6.12  Employee Matters......................................... -23-
  Section  6.13  Collective Bargaining Agreements; Compensation;
                  Employee Agreements..................................... -24-
  Section  6.14  Labor Matters............................................ -25-
  Section  6.15  Environmental Matters.................................... -26-
  Section  6.16  Vote Required............................................ -26-
  Section  6.17  Insurance................................................ -26-
  Section  6.18  State Takeover Statutes; Absence of
                  Supermajority Provision................................. -27-
  Section  6.19  Tax Matters.............................................. -27-

ARTICLE VII - COVENANTS RELATING TO CONDUCT OF BUSINESS................... -28-

  Section  7.1   Ordinary Course of Business.............................. -28-
  Section  7.2   Dividends................................................ -28-
  Section  7.3   Issuance of Securities................................... -29-
  Section  7.4   Charter Documents........................................ -29-
  Section  7.5   Capital Expenditures..................................... -29-
  Section  7.6   No Dispositions.......................................... -29-
  Section  7.7   Intellectual Property.................................... -29-
  Section  7.8   Liabilities and Obligations.............................. -30-
  Section  7.9   Indebtedness............................................. -30-
  Section  7.10  Compensation, Benefits................................... -31-
  Section  7.11  Collective Bargaining.................................... -31-
  Section  7.12  Loans and Advances....................................... -31-
  Section  7.13  Accounting............................................... -31-
  Section  7.14  Lease and Purchase Options............................... -31-
  Section  7.15  Insurance................................................ -31-
  Section  7.16  Permits.................................................. -31-
  Section  7.17  Non-contravention........................................ -32-
  Section  7.18  Payments to Suppliers and Vendors........................ -32-

ARTICLE VIII - ADDITIONAL AGREEMENTS...................................... -32-

  Section  8.1   Cooperation, Notification................................ -32-
  Section  8.2   Third-Party Consents..................................... -32-
  Section  8.3   Access to Information.................................... -33-
  Section  8.4   Regulatory Matters....................................... -33-
  Section  8.5   Shareholder Approval; Proxy Materials.................... -34-
  Section  8.6   Indemnification; Directors' and Officers' Insurance...... -34-
  Section  8.7   Disclosure Schedule...................................... -37-
  Section  8.8   Public Announcements..................................... -37-
  Section  8.9   Stock Option, Stock Purchase and Bonus Plans............. -37-
  Section  8.10  No Solicitations......................................... -38-
  Section  8.11  No Withdrawal of Recommendation.......................... -39-
  Section  8.12  Expenses................................................. -39-

  Section  8.13  Inventory................................................ -39-
  Section  8.14  Covenant to Satisfy Conditions........................... -39-
  Section  8.15  Strategic Consultations.................................. -40-
  Section  8.16  Guaranty of Equity of Sub................................ -40-
  Section  8.17  Employee Benefit Matters; Severance...................... -40-

ARTICLE IX - CONDITIONS................................................... -40-

  Section  9.1   Conditions to Each Party's Obligation to Effect
                  the Merger.............................................. -40-
  Section  9.2   Conditions to Obligation of Parent to Effect Merger...... -41-
  Section  9.3   Conditions to Obligation of the Company to Effect
                  the Merger.............................................. -42-

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER............................. -43-

  Section  10.1  Termination.............................................. -43-
  Section  10.2  Termination In Connection with Certain Financing Events.. -44-
  Section  10.3  Effect of Termination.................................... -46-
  Section  10.4  Payment of Expenses and Termination Fee.................. -46-
  Section  10.5  Amendment................................................ -47-
  Section  10.6  Extension; Waiver........................................ -47-

ARTICLE XI - GENERAL PROVISIONS........................................... -47-

  Section  11.1  Non-survival of Representations and Warranties........... -47-
  Section  11.2  Brokers.................................................. -47-
  Section  11.3  Notices.................................................. -48-
  Section  11.4  Interpretation........................................... -49-
  Section  11.5  Miscellaneous............................................ -49-
  Section  11.6  Counterparts; Effect..................................... -49-
  Section  11.7  Parties in Interest...................................... -49-
  Section  11.8  Further Assurances....................................... -50-
  Section  11.9  Governing Law............................................ -50-

EXHIBITS
--------

Exhibit A - Articles of Incorporation
Exhibit B - AMRESCO Letter
Exhibit C - USRP Letter
Exhibit D - Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 18, 1998 (this "Agreement"), is made and entered into by and among Consolidated Restaurant Companies, Inc., a corporation formed under the laws of the State of Delaware ("Parent"), Spaghetti Warehouse Acquisition, Inc., a corporation formed under the laws of the State of Texas ("Sub"), and Spaghetti Warehouse, Inc., a corporation formed under the laws of the State of Texas (the "Company").

  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved, and the Company has declared advisable and in the best interests of its shareholders, the acquisition of the Company by Parent, by means of the merger (the "Merger") of the Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, the Board of Directors of the Company has approved the Merger and agreed to recommend to the shareholders of the Company that they vote in favor of the Merger;

  WHEREAS, pursuant to the Merger, each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Merger Consideration (as defined herein); and

  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof,

  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

  As used in this Agreement, the following terms shall have the following meanings:

  "Articles of Merger" shall have the meaning set forth in SECTION 2.3.

  "Certificates" shall have the meaning set forth in SECTION 3.3(b).

  "Closing" and "Closing Date" shall have the meaning set forth in SECTION 2.2.

  "Company Benefit Plans" shall have the meaning set forth in SECTION 6.12(a).

  "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

  "Company Disclosure Schedule" shall have the meaning set forth in the introductory sentence of ARTICLE VI.

  "Company Financial Statements" shall have the meaning set forth in SECTION 6.5(d).

  "Company Material Adverse Effect" shall mean a Material Adverse Effect with respect to the Company.

  "Company Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of the Company.

  "Company Required Consents" shall mean all required third-party consents or other approvals necessary for (a) the execution and delivery by each of the parties, as appropriate, of this Agreement and (b) the consummation of the transactions contemplated hereby.

  "Company Required Statutory Approvals" shall have the meaning set forth in
SECTION 6.4(c).

  "Company SEC Reports" shall have the meaning set forth in SECTION 6.5(b).

  "Company Shareholders' Approval" shall have the meaning set forth in SECTION 6.4(a)(i).

  "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated as of June 15, 1998, by and between Parent and the Company.

  "Constituent Corporations" shall have the meaning set forth in SECTION 2.1.

  "Dissenting Shares" shall have the meaning set forth in SECTION 3.6.

  "Effective Time" shall have the meaning set forth in SECTION 2.3.

  "Exchange Value" shall have the meaning set forth in SECTION 3.1(a).

  "Environmental Claims" shall mean, with respect to any person, (A) any and all administrative, regulatory, or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation in writing by or from any person or entity (including any Governmental Authority), whether pending or threatened, or (B) any oral information provided by a Governmental Authority that written action of the type described in the foregoing clause is in process or is threatened, which (in case of either (A) or (B)) alleges potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person, (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

  "Environmental Laws" shall mean all federal, state and local laws, rules, regulations and guidances relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, rules, regulations and guidances relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

  "Environmental Permits" shall mean all applicable environmental, health and safety permits and authorizations.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Financing" shall have the meaning set forth in SECTION 8.16.

  "GAAP" shall mean generally accepted accounting principles.

  "Governmental Authority" shall mean any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

  "Hazardous Materials" shall mean (a) any petroleum or petroleum products or by-products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law and
(c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which such person operates.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Indemnified Party" shall have the meaning set forth in SECTION 8.6.

  "Indemnified Liabilities" shall have the meaning set forth in SECTION 8.6.

  "In reasonable probability" shall mean more likely than not to occur.

  "Material Adverse Effect" or "Material Adverse Change" means, with respect to any party, any change, occurrence or effect (direct or indirect), other than as a result of changes in general conditions, including economical or political developments, applicable to the industry as a whole in which the Company operates, on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $500,000.

  "Material" or "materially" or words of like effect shall refer to items capable of producing a monetary effect of at least $500,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

  "Merger Consideration" shall have the meaning set forth in SECTION 3.2(a).

  "Options" shall have the meaning set forth in SECTION 3.5.

  "Option Consideration" shall have the meaning set forth in SECTION 3.5.

  "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

  "Parent Material Adverse Effect" shall mean a Material Adverse Effect with respect to Parent.

  "Parent Required Statutory Approvals" shall have the meaning set forth in
SECTION 4.5(c).

  "Paying Agent" shall have the meaning set forth in SECTION 3.3(a).

  "Payment Fund" shall have the meaning set forth in SECTION 3.3(a).

  "Proxy Materials" shall have the meaning set forth in SECTIONS 6.4(c).

  "Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, subsurface, surface water, groundwater or property.

  "Rights Plan" shall mean that certain Rights Agreement, dated as of February 2, 1995, between the Company and Chemical Bank.

  "SEC" shall mean the Securities and Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Shares" shall mean the shares of Company Common Stock.

  "Stock Plans" shall have the meaning set forth in SECTION 3.5.

  "Sub Common Stock" shall mean the common stock, par value $.01 per share, of Sub.

  "Sub Material Adverse Effect" shall mean a Material Adverse Effect with respect to Sub.

  "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) in which a person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

  "Superior Takeover Proposal" with respect to a party means any bona fide Takeover Proposal to acquire, directly or indirectly, in a transaction or a series of related transactions, for consideration consisting of cash, securities or a combination thereof, 66 2/3% of the common stock of that party then outstanding or all or substantially all of the assets of that party on terms that the Board of Directors of that party determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to that party's shareholders than the Merger.

  "Surviving Corporation" shall have the meaning set forth in SECTION 2.1.

  "Takeover Proposal," with respect to a party, shall mean (i) any tender or exchange offer, proposal for a merger, consolidation or other business combination involving such party or any of its material Subsidiaries, (ii) any proposal or offer to acquire from a party in any manner, directly or indirectly, any equity or voting securities of that party in excess of 15% of the equity voting securities of that party or any Subsidiary thereof or a material amount of the assets of that party and its Subsidiaries, taken as a whole, or (iii) any proposal or offer to acquire from the shareholders of that party by tender offer, exchange offer or otherwise more than 15% of the outstanding common stock of that party; provided, however, that a "Takeover Proposal" shall not mean the Merger or any alternative transaction between the Company and Parent that may be proposed as contemplated hereby.

  "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

  "Tax Return" shall mean any report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Parent or any of its Subsidiaries on the one hand, or the Company or any of its Subsidiaries on the other hand.

  "TBCA" shall mean the Texas Business Corporation Act, as amended.

                                   ARTICLE II

                                   THE MERGER

      Section  2.1   The Merger.    Upon the terms and subject to the conditions
set forth in this Agreement, and in accordance with the TBCA, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and a direct wholly owned subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name Spaghetti Warehouse, Inc.

      Section  2.2   Closing.    Unless this Agreement shall have been
terminated and the transactions herein contemplated shall have been abandoned pursuant to ARTICLE X , and subject to the satisfaction or waiver of the conditions set forth in ARTICLE IX, the closing of the Merger (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 10:00 a.m. local time, on the later to occur of (i) 90 days from the date of this Agreement or (ii) the second business day after satisfaction and/or waiver of all of the conditions set forth in ARTICLE IX (the "Closing Date"), unless another date, time or place is agreed to in writing by the parties hereto.

      Section  2.3   Effective Time of the Merger.   The parties acknowledge
that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all commercially reasonable best efforts to bring about the satisfaction as soon as practicable of all the conditions specified in ARTICLE IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to
SECTION 2.2 and the other terms hereof, as soon as practicable after all of the conditions set forth in ARTICLE IX shall have been satisfied or waived, the parties hereto will (i) file articles of merger (the "Articles of Merger") executed in accordance with the relevant provisions of the TBCA and (ii) make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Texas or at such other time as Sub and the Company shall agree shall be specified in the Articles of Merger (the "Effective Time").

      Section  2.4   Effects of the Merger.

      (a) The Merger shall have the effects as set forth in the applicable provisions of the TBCA.

      (b) The directors and the officers of Sub shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

      (c) The Articles of Incorporation of the Company, as amended and restated at the Effective Time to read in their entirety as set forth in Exhibit A hereto, shall be the Articles of Incorporation of the Surviving Corporation following the Effective Time, until duly amended.

      (d) The Bylaws of Sub as in effect prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time, until duly amended.

                                   ARTICLE III

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

      Section  3.1   Effect of Merger on Capital Stock.    At the Effective
Time, by virtue of the Merger and without any action on the part of Parent, Sub or any holder of Shares of Company Common Stock, or shares of capital stock of
Sub:

      (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation (the "Exchange Value").

      (b) Cancellation of Treasury Stock and Parent-Owned/Sub-Owned Stock. Each Share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company and all shares of Company Common Stock and other shares of capital stock of the Company owned by Parent or Sub shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

      Section  3.2   Conversion of Securities.    At the Effective Time, by
virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any equity interests therein:

      (a) Subject to the other provisions of this SECTION 3.2, each Share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by the Company, any of the Company's Subsidiaries, or by Parent, Sub or any other Subsidiary of Parent and Dissenting Shares (as defined in SECTION 3.6)) shall be converted into the right to receive, upon surrender and exchange of the Certificate representing such Share of Company Common Stock, the per share amount of $8.00 (the "Merger Consideration"). Such Merger Consideration shall be payable to the holders of Company Common Stock in cash, without any interest thereon.

      (b) All such shares of Company Common Stock, when converted as provided in
SECTION 3.2(A), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of SECTION 3.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

      Section  3.3   Payment for Shares.

      (a) Paying Agent. Prior to the Effective Time, Sub shall appoint a United States bank or trust company reasonably acceptable to the Company to act as exchange and paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Sub shall deposit with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this ARTICLE III, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to SECTION 3.2(a) and this SECTION 3.3 to holders (other than the Company or Parent, Sub or any other Subsidiary of Parent, or holders of Dissenting Shares) of the Shares of Company Common Stock. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration. Such cash will be invested by the Paying Agent in U.S. government securities maturing in 30 days or less or mutual funds that invest solely in U.S. government securities and all interest which is earned thereon prior to the time the cash is fully paid to the shareholders of the Company shall be paid over by the Paying Agent to Sub in accordance with the terms of the agreement with the Paying Agent six months after the Closing Date (if not otherwise required to satisfy obligations owing to the shareholders of the Company).

  If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to those holders of Shares of Company Common Stock that are entitled thereto under this SECTION 3.3, Parent shall take all steps necessary to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement and Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

      (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or Parent, Sub or any other Subsidiary of Parent) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding Shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this SECTION 3.3, each Certificate (other than Certificates representing Shares owned by the Company or Parent, Sub or any other Subsidiary of Parent) shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Merger Consideration.

      (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this ARTICLE III and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid from time to time to the Surviving Corporation.

      (d) No Liability. None of Parent, Sub, the Company or the Surviving Corporation shall be liable to any holder of Shares of Company Common Stock for any consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      Section  3.4   Stock Transfer Books.    At the Effective Time, the stock
transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration as provided in this ARTICLE III.

      Section  3.5   Stock Plans.

      (a) Stock Plans of the Company. At the Effective Time, each holder of a then outstanding option or right to purchase or receive Shares under any of the Company's stock option plans, stock purchase plan or deferred compensation plan or arrangements (collectively, the "Stock Plans"), or otherwise set forth on
SCHEDULE 6.3 of the Company Disclosure Schedule (whether or not vested or exercisable) (collectively, the "Options") shall be terminated and automatically converted into the right to receive for each Share subject to such Option an amount (subject to any applicable withholding tax) of Merger Consideration equal to the difference between the amount per share actually paid in the Merger and the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"); provided, however, that with respect to any person subject to
Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act (although the Options will in each case be terminated at or prior to the Effective Time). The receipt by each Option holder of their Option Consideration shall constitute a release of any and all rights the holder had or may have had in respect of such Option. Prior to the Effective Time, the Company shall obtain (without paying amounts per share that are greater than the relevant Option Consideration) all necessary consents or releases from holders of Options under the Stock Plans and take all such other lawful action as may be reasonably necessary to give effect to the transactions contemplated by this SECTION 3.5. The Stock Plans shall terminate as of the Effective Time, and the provisions in the Company Benefit Plans of the Company or any Subsidiary thereof shall be canceled as of the Effective Time. Prior to the Effective Time, the Company shall take all action necessary (including causing the Board of Directors of the Company to take such actions as are allowed by the Stock Plans) to (i) ensure that, following the Effective Time, no participant in the Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (ii) terminate all such plans, programs and arrangements. The total number of Options subject to the provisions of this SECTION 3.5 on the date hereof (assuming full vesting) is (i) under the Company's stock option plans, 461,343 at a weighted average exercise price of $5.28, (ii) under the Company's employee stock purchase plan, 56,345, and (iii) under the Company's deferred compensation plan, 25,459.

      Section  3.6   Dissenting Shares.    Notwithstanding any other provisions
of this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly an appraisal for such shares in accordance with
Article 5.11 of the TBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Article 5.11 of the TBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of Company Common Stock under such Article 5.11 of the TBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 3.3, of the Certificate or Certificates that immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

      Section  3.7   Further Assurances.    At and after the Effective Time, the
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or conform of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

   Parent represents and warrants to the Company as follows:

      Section  4.1   Organization and Qualification.    Parent is a corporation
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals, to consummate the transactions contemplated thereby. Parent and Sub have heretofore made available to the Company complete and correct copies of their Bylaws and Certificate of Incorporation and Articles of Incorporation, respectively.

      Section  4.2   Information Supplied.    None of the information supplied
or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described to the Company.

      Section  4.3   Execution and Delivery.    This Agreement has been duly and
validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

      Section 4.4 Non-Contravention. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and thereby will not (subject, in the cases of items (ii) and (iii) below, to Parent and/or Sub obtaining the Parent Required Statutory Approvals), result in any violation by Parent and Sub or any of their Subsidiaries under any provisions of:

      (a) the Bylaws and Certificate of Incorporation or Articles of Incorporation of Parent and Sub, respectively;

      (b) any statute, law, ordinance, rule, regulation, judgment, decree, order or injunction of any Governmental Authority applicable to Parent and Sub or any of their respective properties or assets;

      (c) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent and Sub or any of their Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (a), (b) and (c) such violations as would not, in the aggregate, in reasonable probability have a Parent Material Adverse Effect.

      Section  4.5   Statutory Approvals.    Except for (i) filing by Parent and
Sub of a pre-merger Notification Report form under the HSR Act and (ii) the filing of the Articles of Merger with the Secretary of State of Texas with respect to the Merger as provided in the TBCA, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent of Sub for the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, the failure to obtain, make or give which would in reasonable probability have a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

      Section  4.6   Ownership of Company Common Stock.    Parent does not
"beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of Company Common Stock, and no entity or person "beneficially owning" any capital stock in Parent "beneficially owns" any shares of Company Common Stock.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SUB

   In addition to those warranties and representations of Sub contained in
Article IV hereof, Sub represents and warrants to the Company as follows:

      Section  5.1   Organization and Standing.    Sub is a corporation duly
organized, validly existing and in good standing under the laws of the State of Texas. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

      Section  5.2   Capital Structure.    The authorized capital stock of Sub
consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and are owned by Parent free and clear of all liens, claims and encumbrances.

      Section  5.3   Authority; Non-Contravention.    Sub has all requisite
power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Sub, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors of Sub and Parent as its sole shareholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby.

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth in the Company disclosure schedule attached hereto (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

      Section 6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing, under the laws of the State of Texas, and each of the Company's Subsidiaries is a corporation or limited partnership duly organized, validly existing and in good standing, under the laws of its jurisdiction of formation. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failure which, individually or in the aggregate, would not in reasonable probability have a Company Material Adverse Effect. The minute books of the Company and of each Subsidiary thereof, as heretofore made available to Parent, are correct and complete in all material respects.

      Section  6.2   Subsidiaries.

      (a) SCHEDULE 6.2 of the Company Disclosure Schedule identifies each Subsidiary of the Company and sets forth, for each such Subsidiary, its capital structure, place of organization and the other jurisdictions in which it is qualified to do business. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are (i) validly issued, fully paid, and, in the case of each Subsidiary that is a corporation, nonassessable, (ii) free of statutory rights and (iii) owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other equity interests or obligating it to grant, extend or enter into any such agreement or commitment.

      (b) Except as described in SCHEDULE 6.2 of the Company Disclosure Schedule, the Company does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnership or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for the Company's interest in each Subsidiary of the Company identified on SCHEDULE 6.2 of the Company Disclosure Schedule, neither the Company nor any such Subsidiary of the Company has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to any other person or entity.

      Section  6.3   Capitalization.

      (a) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock.

      (b) As of the close of business on September 15, 1998, 5,662,085 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. As of the close of business on September 15, 1998, 1,057,341 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury or owned by any of the Company's Subsidiaries.

      (c) All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and were not issued in violation of any preemptive rights or any applicable law.

      (d) At the close of business on September 15, 1998, (i) 461,343 shares of Company Common Stock were reserved for issuance pursuant to outstanding options under the employee and director stock option plans as described in
SCHEDULE 6.3 of the Company Disclosure Schedule, and (ii) 221,319 shares of Company Common Stock were reserved for future awards under the stock option plans as described in SCHEDULE 6.3 of the Company Disclosure Schedule.

      (e) At the close of business on September 15, 1998, (i) 56,345 shares of Company Common Stock were reserved for issuance pursuant to the employee stock purchase plan as described in SCHEDULE 6.3 of the Company Disclosure Schedule, and (ii) 25,459 shares of Company Common Stock were reserved for issuance pursuant to the deferred compensation plan as described in SCHEDULE 6.3 of the Company Disclosure Schedule.

      (f) Except as described in SCHEDULE 6.3 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

      (g) The Merger shall be an "Approved Acquisition" as that term is defined in the Rights Plan, so that the entering into of this Agreement, the Merger and the other transactions contemplated hereby and thereby will not result in the grant of any rights to any person under the Rights Plan or enable or require any rights thereunder to be exercised, distributed or triggered.

      Section  6.4   Authority; Non-Contravention; Statutory Approvals;
Compliance.

      (a)   Authority.

      (i) The Board of Directors of the Company has approved this Agreement and the Merger. The Board of Directors of the Company has approved and declared the Merger fair to and advisable and in the best interests of the shareholders of the Company and has determined to recommend to such shareholders that they vote in favor of the Merger. The Company has all requisite power and authority to enter into this Agreement and, subject to approval by the Company's shareholders in accordance with the TBCA (the "Company Shareholders' Approval") and the Company Required Statutory Approvals, to consummate the transactions contemplated hereby.

     (ii) The execution and delivery of this Agreement and, subject to obtaining the Company Shareholders' Approval, the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

     (iii) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

      (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, (subject, in the cases of items (ii) and (iii) below, to the Company obtaining the Company Required Statutory Approvals and Company Required Consents, respectively) result in any violation by the Company or any of its Subsidiaries under any provisions of or result in termination, cancellation or modification of, or constitute a default under:

      (i) the Articles of Incorporation, Bylaws or similar governing documents of the Company or any of its Subsidiaries;

      (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets;

      (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (ii) and (iii) such violations, accelerations, terminations, modifications or defaults as would not, in the aggregate, in reasonable probability have a Company Material Adverse Effect.

      (c) Statutory Approvals. Except for (i) filing by the Company of a pre-merger Notification Report form under the HSR Act, (ii) the filing with the SEC of (A) a preliminary and definitive proxy statement with respect to the Merger in accordance with Regulation 14A under the Exchange Act (the "Proxy Materials") and (B) such reports under Section 13(a) of the Exchange

Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) the filing of the Articles of Merger with the Secretary of State of Texas with respect to the Merger as provided in the TBCA and appropriate documents with the relevant authorities in other states in which the Company is qualified to do business, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would in reasonable probability have a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

      (d)   Compliance.

      (i) Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that would not in reasonable probability have a Company Material Adverse Effect.

      (ii) The Company and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (all of which are in full force and effect) necessary, to conduct their respective businesses as currently conducted, except those the failure to obtain which would not in reasonable probability have a Company Material Adverse Effect, except those violations which would not in reasonable probability have a Company Material Adverse Effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such permits, licenses, franchises, authorizations, consents and approvals, except those violations which would not in reasonable probability have a Company Material Adverse Effect. To the best knowledge of the Company, the consummation of this Agreement will not require the transfer, modification or amendment of any material permits, licenses (other than liquor licenses), franchises, authorizations, consents and approvals.

      Section  6.5   Reports and Financial Statements.

      (a) Since June 28, 1998, the filings required to be made by the Company and its Subsidiaries under the Securities Act or the Exchange Act have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and the Company and its Subsidiaries have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

      (b) The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since June 28, 1998 and through the date hereof (such documents as filed, and any and all amendments thereto, together with the draft (dated September 11, 1998) of the Company's Form 10-K provided to Parent by the Company, the "Company SEC Reports").

      (c) The Company SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by the Company with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (d) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of the Company as included in all forms, reports or other documents filed with the SEC after the date hereof will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q), are accurate and correct in all material respects, and fairly present in all material respects the financial position of the Company as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

      (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company and of each Subsidiary thereof, as in effect on the date hereof, have been delivered to Parent.

      Section  6.6    Absence of Undisclosed Liabilities.

      (a) Except as set forth in the Company SEC Reports or SCHEDULE 6.6(A) of the Company Disclosure Schedule, from June 28, 1998 through the date hereof, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been
(i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) (A) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of June 28, 1998, (B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of June 28, 1998, or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would in reasonable probability have a Company Material Adverse Effect; (iv) any mortgage or pledge of any of its property, business or assets, tangible or intangible;
(v) any sale, transfer, lease or disposal of any of a material amount of its assets, except for transactions in the ordinary course of business, or cancellation or compromise of any material debt or claim (other than accounts receivable compromised in the ordinary course of business consistent with its prior practice), or waiver or release of any right, except for such rights the loss of which, in any one case or in the aggregate, would not in reasonable probability have, a Company Material Adverse Effect;
(vi) receipt of any notice or threat of termination of any contract, lease or other agreement or any damage, destruction or loss (not covered by insurance) which, in any case or in the aggregate, would in reasonable probability have a Company Material Adverse Effect; (vii) the issuance of any shares of capital stock or voting securities of the Company, any phantom stock, options or other rights to acquire from the Company any capital stock, voting securities convertible into or exchangeable for capital stock or voting securities of the Company (except pursuant to warrants, options and other rights outstanding on the date hereof in accordance with the terms of such agreements as of the date hereof); or (viii) any other fact or condition exists that would in reasonable probability have a Company Material Adverse Effect.

      (b) Neither the Company nor any of its Subsidiaries has any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) except liabilities, obligations or contingencies (i) that are accrued or reserved against in the consolidated financial statements of the Company or reflected in the notes thereto for the year ended June 28, 1998, or (ii) that were incurred after June 28, 1998 in the ordinary course of business.

      Section  6.7   Real Property.

      (a) Set forth in SCHEDULE 6.7 of the Company Disclosure Schedule is a complete list of all real property that the Company or any of its Subsidiaries currently owns or has owned in the past two years. The Company (or such Subsidiary) has good and indefeasible title in fee simple to such currently owned real property and to all buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever.

      (b) With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company or such Subsidiary title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Company or such Subsidiary, (ii) no material breach or event of default, to the best knowledge of the Company, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Company or such Subsidiary or, to the best knowledge of the Company, on the part of any other party thereto, has occurred and is continuing.

      (c) SCHEDULE 6.7 of the Company Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases") (including all amendments thereof and modifications thereto), including the address of each property, the name and address of each landlord or tenant, if applicable, the expiration date of each Lease, whether an option to renew or an option to purchase has been exercised or is available, and whether the obligations of the Company or any Subsidiary thereunder have been guaranteed by any other party. The Company's or Subsidiary's interests in and to all Leases are free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including, without limitation, subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. Neither the Company nor any Subsidiary has received notice of any default by the Company or such Subsidiary under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Company or such Subsidiary under any of the Leases. To the best knowledge of the Company, none of the landlords under any of the Leases is in default.

      (d) The buildings and improvements owned or leased by the Company or any Subsidiary on any real property owned by the Company or any Subsidiary and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. To the best knowledge of the Company, all of the plants, buildings and structures located on any real property owned by the Company or any Subsidiary or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Company's business.

      (e) There is no pending or, to the best knowledge of the Company, threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Company or any Subsidiary or any Lease.

      Section 6.8 Company Equipment. The Company or its Subsidiaries have good and valid title to the equipment used in its business. To the best knowledge of the Company, taken as a whole, such equipment is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Company and such Subsidiaries. Neither the Company nor any Subsidiary has received any notification from any governmental or regulatory authority within the last five years that the Company or such Subsidiary is in violation of any health, sanitation, fire, safety, zoning, building or other law, ordinance or regulation in respect of such equipment or operations, which violation has not been appropriately and completely resolved.

      Section  6.9   Contracts and Commitments.

      (a) All contracts, agreements and commitments to which the Company or any Subsidiary is a party or is bound (and which provide for payment by the Company or any Subsidiary or receipt by the Company or any Subsidiary of more than $100,000 over the life of the contract, agreement or commitment or which are otherwise material to the Company and the Subsidiaries, taken as a whole) are listed in SCHEDULE 6.9 of the Company Disclosure Schedule.

      (b) Neither the Company nor any Subsidiary is a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Company's or any Subsidiary's assets.

      (c) The Company has delivered or made available to Parent and Sub true and complete copies of each written agreement, contract or commitment listed in
SCHEDULE 6.9 of the Company Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

      (d) The enforceability of the agreements, contracts and commitments referred to in this SECTION 6.9 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      (e) No purchase contracts or commitments of the Company or any Subsidiary are in excess of the normal, ordinary and usual requirements of the Company or any Subsidiary, or to the best knowledge of the Company, were entered into at prices in excess of those available in the industry in arm's length transactions on the respective dates thereof.

      (f) Except as set forth in SCHEDULE 6.9(F), neither the Company nor any Subsidiary is a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, directors, employees, agents, consultants, advisors or sales representatives (or any affiliates of such persons) that (i) are cancelable by it only upon notice of longer than 30 days and with the imposition of a liability, penalty or premium, (ii) require non-cancelable payment by the Company or any Subsidiary of over $50,000, or (iii) provide for any bonus or other payment based on the sale of the Company or any portion thereof.

      (g) Except as set forth in SCHEDULE 6.9(F), neither the Company nor any Subsidiary is a party to or bound by any employment agreement, consulting agreement or any other agreement that contains any provision for severance or termination pay liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions).

      (h)   Neither the Company nor any Subsidiary is a party to or bound by:

      (i) any material mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or any Subsidiary;

      (ii) any guaranty, direct or indirect, by the Company or any Subsidiary of any material obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

      (iii) any obligation to make payments, contingent or otherwise, of over $100,000 in the aggregate arising out of any prior acquisition of the business, assets or stock of other persons, other than with respect to acquisitions of food or supplies in the ordinary course of business;

      (iv)  any collective bargaining agreement with any labor union;

      (v) except as set forth in SCHEDULE 6.9(H)(V), any agreement containing noncompetition or other limitations restricting the conduct of the business of the Company or any Subsidiary; and

      (vi) except as set forth in SCHEDULE 6.2, any partnership, joint venture or similar agreement.

      (i) Neither the Company nor any Subsidiary is bound by any agreement or arrangement for the sale of any of the assets or capital stock of the Company or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Company or the Subsidiaries.

      (j) With respect to each contract and agreement listed in SCHEDULE 6.9 of the Company Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company (or its Subsidiary, as the case may be) in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company or any Subsidiary, nor, to the best knowledge of the Company, any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Company or any Subsidiary or, to the best knowledge of the Company, on the part of any other party thereto.

      Section  6.10   Intellectual Property.

      (a) SCHEDULE 6.10 of the Company Disclosure Schedule contains an accurate and complete list of all U.S. and Canadian (i) patents, trademarks (registered or unregistered), trade names, assumed names, registered copyrights and all applications therefor, owned or filed by the Company or any Subsidiary and used in or materially necessary for the conduct of the Company's business and, with respect to registered trademarks and trade names, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses (including, but not limited to, liquor licenses), permits and other agreements relating thereto; and (iii) all agreements relating to technology (other than software licenses), recipes (including but not limited to current recipes in use, previously developed recipes not currently in use and recipes currently under development), know-how or processes used in or necessary for the conduct of the business of the Company's business which the Company or any Subsidiary is licensed or authorized to use by others. The Company has valid licenses to all software currently being used by the Company.

      (b) Except as set forth in SCHEDULE 6.10, such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) except for unregistered trademarks and copyrights, duly recorded in the names of the persons set forth in SCHEDULE 6.10 of the Company Disclosure Schedule.

      (c) The persons set forth in SCHEDULE 6.10 of the Company Disclosure Schedule have the full right, free from any liens, mortgages, security interests, charges or encumbrances, to use the patents, trademarks (registered or unregistered), copyrights and applications therefor set forth beside their names, and the Company and/or its Subsidiaries has the full right, free from any liens, mortgages, security interests, charges or encumbrances, to use the trade names, assumed names, technology, recipes, know-how, inventions, works and processes referred to in such lists and all trade secrets required for the conduct of the Company's business in the jurisdictions in which such business is conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

      (d) Except as set forth in SCHEDULE 6.10(D), no claims have been asserted in writing delivered to the Company or any Subsidiary by any person against the Company or any Subsidiary with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Company's business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, recipes, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement.

      (e) To the best knowledge of the Company, the use or other exploitation of any product or service of the Company or any Subsidiary or patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, applications therefor, recipes, technology, know-how, processes and trade secrets by the Company or any Subsidiary does not infringe the rights of any person.

      (f) To the best knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, recipes, technology, know-how, inventions, works, processes or trade secrets described in this section.

      (g) Since the Company has no operations outside of the U.S. and Canada (and has had no operations outside the U.S. and Canada in the last five years), the scope of the representations contained in this SECTION 6.10 cover the U.S. and Canada only.

      Section 6.11 Litigation. Except as set forth in the Company SEC Reports, there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its Subsidiaries or the business or any property or rights thereof or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its Subsidiaries, that, individually or in the aggregate, would in reasonable probability have a Company Material Adverse Effect. The Company is not subject to any continuing court or agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or agency with respect to its assets, business, operations or employees, which order, writ, injunction or decree or default with respect thereto would in reasonable probability have a Company Material Adverse Effect.

      Section  6.12   Employee Matters.

      (a) Benefit Plans. SCHEDULE 6.12 of the Company Disclosure Schedule sets forth as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any person ("ERISA Affiliate") who would be treated as being a "single employer" with the Company under Section 414 of the Code, has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "Company Benefit Plans" and individually, a "Company Benefit Plan"), and the Company has furnished to Parent and Sub complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Company Benefit Plan. With respect to all Company Benefit Plans, except as set forth in SCHEDULE 6.12, except as set forth in the Company SEC Reports and except, in the case of clauses (ii) through
(x), as would not, individually or in the aggregate, in reasonable probability have a Company Material Adverse Effect: (i) none of the Company Benefit Plans is a "multi-employer plan" within the meaning of ERISA; (ii) none of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could in reasonable probability be expected to affect the qualified status of such Company Benefit Plan; (iv) each Company Benefit Plan has been operated in all respects in accordance with its terms and the requirements of applicable law;
(v) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could in reasonable probability be expected to give rise to any such liability; (vi) the Company and each Company Benefit Plan is in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Company Benefit Plan, except for such noncompliance as would not in reasonable probability have a Company Material Adverse Effect; (vii) there has not occurred with respect to any Company Benefit Plan any "Prohibited Transaction" as defined in either Section 406 of ERISA or Section 4975 of the Code; (viii) that has not occurred with respect to any Company Benefit Plan any "Reportable Event" as defined in Section 4043 of ERISA; (ix) neither (A) the Company or a director, officer, employee or agent of the Company or its Subsidiaries have, with respect to any Company Benefit Plan, nor (B) any Company Benefit Plan or trust created thereunder or trustee or administrator thereof have, engaged in any kind of conduct that would result in any penalties under Section 502(i) of ERISA or any liability under Section 409 of ERISA that would in reasonable probability have a Company Material Adverse Effect; and (x) each Company Benefit Plan maintained by the Company specifically provides that it may be terminated at any time by its sponsoring employer (subject, in the case of any Company Benefit Plan which is subject to Title IV of ERISA, to the provisions of Section 4041 of ERISA), and there are no circumstances or conditions that exist prior to the Merger that would prevent the applicability of these provisions. The aggregate accumulated benefit obligations of any Company Benefit Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Company Benefit Plan.
The Company has furnished Parent with true and complete copies of the Company Benefit Plans.

      Section 6.13 Collective Bargaining Agreements; Compensation; Employee Agreements.

      (a) Neither the Company nor any Subsidiary has in effect any collective bargaining agreement and neither is currently engaged in any bargaining with any labor union.

      (b) To the best knowledge of the Company, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Company or any Subsidiary and the Company is not aware of any attempts to organize the employees of the Company or any Subsidiary by any labor union.

      (c) SCHEDULE 6.13 of the Company Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of the Company and its Subsidiaries and of all employees of or consultants to the Company or any Subsidiary that received annual base salary and cash bonus totaling in excess of $50,000 for the fiscal year ended June 28, 1998.

      (d) There are no covenants, agreements or restrictions to which the Company or any Subsidiary is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any current employee listed in SCHEDULE 6.13 of the Company Disclosure Schedule from engaging in any type of business activity in any location.

      Section  6.14   Labor Matters.

      (a) The Company and its Subsidiaries have complied and are presently complying with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, except for any noncompliance that in the aggregate would not in reasonable probability have a Company Material Adverse Effect.

      (b) Except as set froth in SCHEDULE 6.14(G), there is no open and unresolved unfair labor practice charge or complaint against the Company or any Subsidiary for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

      (c) There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Company or any Subsidiary has received service of process or other appropriate notice and, to the best knowledge of the Company, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

      (d) There is no basis for any charge, complaint or grievance described in this SECTION 6.14, and, to the best knowledge of the Company, none is being considered.

      (e) There is no labor strike, slowdown or work stoppage for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) or threatened against the Company or any Subsidiary.

      (f) Neither the Company nor any Subsidiary has been a party within the past two years to any proceedings before the National Labor Relations Board, and neither is a party to any arbitration proceeding arising out of or under collective bargaining agreements.

      (g) Except as set forth in SCHEDULE 6.14(G) there is no open and unresolved charge or complaint for which the Company or any Subsidiary has received service of process or other appropriate notice or, to the best knowledge of the Company, which is being considered or threatened against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

      (h) Neither the Company nor any Subsidiary has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company or any Subsidiary, and, to the best knowledge of the Company, no such investigation is in progress.

      (i) There are no current Affirmative Action Plans to which the Company or any Subsidiary is a party and, to the best knowledge of the Company, there are no current or pending audits contemplated against the Company or any Subsidiary by the Office of Federal Compliance Programs pursuant to Executive Order 11246.

      Section 6.15 Environmental Matters. Except as disclosed in the Company SEC Reports and except as would not, individually or in the aggregate, in reasonable probability have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, (ii) there are no Environmental Claims against the Company or any of its Subsidiaries, and (iii) no Hazardous Materials have been released, discharged or disposed of on any of the properties owned or occupied by the Company or its Subsidiaries in any manner or quantity which requires investigation, assessment, monitoring, remediation or cleanup under currently applicable Environmental Laws.

      Section 6.16 Vote Required. The approval of the Agreement by the holders of at least two-thirds of the outstanding shares of Company Common Stock (the "Company Shareholders' Approval") is the only vote of holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby.

      Section 6.17 Insurance. The Company and each of its Subsidiaries is, and has been continuously since June 28, 1998, insured in such amounts and against such risks and losses (the related insurance polices hereinafter referred to as the "Insurance Policies") as are (i) customary for companies conducting the respective businesses conducted by the Company and its Subsidiaries during such time period and (ii) sufficient for compliance with all requirements of law and of all agreements with respect to the operation of the business of the Company. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any

Insurance Policy. All Insurance Policies of the Company and its Subsidiaries are valid and enforceable policies.

      Section 6.18 State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation shall apply to the Merger or any of the other transactions contemplated hereby. Except for the Company Shareholders' Approval, no other shareholder action on the part of the Company is required for approval of the Merger, this Agreement and the transactions contemplated hereby. No provisions of the Company's Articles of Incorporation or Bylaws or other governing instruments of its Subsidiaries or the terms of the Rights Plan or other takeover defense mechanism of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Parent or permit any shareholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

      Section  6.19   Tax Matters.

      (a) For purposes of this Agreement, "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes.

      (b) All Tax Returns required to be filed on or before the Closing Date by the Company or any Subsidiary have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and its Subsidiaries and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

      (c) The Company and it Subsidiaries have timely paid or made adequate provision in the Company's balance sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the balance sheet.

      (d) Except as set forth in SCHEDULE 6.19(D), there is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise noticed to the Company or any Subsidiary, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company or any Subsidiary in respect of any Tax. There are no material liens for Taxes upon any of the assets of the Company or any Subsidiary.

      (e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

      (f) Neither the Company nor any Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (g)   Neither the Company nor any Subsidiary has in effect a consent under
Section 341(f) of the Code concerning collapsible corporations.

      (h) Neither the Company nor any Subsidiary has made any payment, or become obligated to make any payment, or become a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

      (i) There has never been a Tax sharing or allocation agreement in place between the Company or any Subsidiary or any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

      (j) Neither the Company nor any Subsidiary is liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company or any Subsidiary.

                                  ARTICLE VII

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, comply with the provisions of this ARTICLE VII.

      Section 7.1 Ordinary Course of Business. The Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable best efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

      Section 7.2 Dividends. The Company shall not, nor shall it permit any of its Subsidiaries to:

      (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to the Company or its Subsidiaries.

      (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

      (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

      (i)   intercompany acquisitions of capital stock, or

      (ii) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

      Section 7.3 Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

      (a) the issuance of common stock or other securities by the Company pursuant to the plans and arrangements listed in SCHEDULE 6.3 of the Company Disclosure Schedule, in each case in the ordinary course of the operation of such plans and arrangements in accordance with their current terms,

      (b) shares issued in conversion, exchange or exercise of existing outstanding securities of the Company in connection with rights currently existing under such outstanding securities, or

      (c) issuances by a wholly owned Subsidiary of its capital stock to the Company.

      Section 7.4 Charter Documents. The Company shall not amend or propose to amend its Articles of Incorporation or Bylaws in any way adverse to Parent.

      Section 7.5 Capital Expenditures. Except as required by law and except for those expenditures specifically set forth in SCHEDULE 7.5, the Company shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures, except for normal extensions to or replacements of properties or in the ordinary course of business consistent with prior practice not in excess of $100,000 in the aggregate; or merge or consolidate with any other person or acquire, except in the ordinary course of business consistent with prior practice, a material amount of assets of any other person.

      Section  7.6   No Dispositions.    Except as described in SCHEDULE 7.6 of
the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of any assets that are material, except for normal extensions to or replacements or dispositions of properties in the ordinary course of business consistent with prior practice.

      Section  7.7   Intellectual Property.    The Company shall not, nor shall
it permit any of its Subsidiaries to, dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any person other than representatives of Parent and Sub any trade secret, recipe, formula, process or know-how not theretofore a matter of public knowledge that is currently used or in reasonable probability will be used in the Company's business.

      Section  7.8   Liabilities and Obligations.

      (a) The Company shall not, nor shall it permit any of its Subsidiaries to, voluntarily incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) liabilities or obligations incurred in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted and (ii) liabilities or obligations incurred in connection with the construction and operation of the Company's restaurant that is being constructed at the following location: 4201 South Padre Island Drive, Corpus Christi, Texas 78411 (the "New Restaurant").

      (b) The Company shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction of liabilities and obligations in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted.

      Section  7.9   Indebtedness .

      (a) The Company shall not, nor shall it permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

      (i) short-term indebtedness in the ordinary course of business consistent with past practice,

      (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds,

      (iii) borrowings or letters of credit under existing credit facilities, or

      (iv) borrowings or letters of credit, not to exceed $2,500,000, required to finance construction and/or finish out of the New Restaurant.

      (b) The Company shall not, nor shall it permit any of its Subsidiaries to, cancel any aggregate amount of indebtedness in excess of $10,000 or waive any claims or rights of value in excess of $10,000.

      (c) The Company shall not, nor shall it permit any of its Subsidiaries to, increase or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves.

      Section 7.10 Compensation, Benefits. Except as may be required by applicable law or the provisions of any Company Benefit Plan, or as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, (without the consent of Sub, which may be withheld in its sole discretion) enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any Company Benefit Plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by the Company, as the case may be, or their respective Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of any director, officer or other employee of the Company, or its respective Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Parent or the Company, as the case may be, or their respective Subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

      Section 7.11 Collective Bargaining. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any collective bargaining or labor agreement.

      Section 7.12 Loans and Advances. The Company shall not, nor shall it permit any of its Subsidiaries to, pay, loan or advance any amount (except for the payment of salary and benefits) to any of the officers, directors or shareholders of the Company, any of its Subsidiaries or any of their respective affiliates.

      Section 7.13 Accounting. The Company shall not, nor shall it permit any of its Subsidiaries to, make any material changes in its or their accounting methods, except as required by law, rule, regulation or GAAP.

      Section 7.14 Lease and Purchase Options. The Company shall not, nor shall it permit any of its Subsidiaries to permit the expiration of, any Lease option or option to purchase any property.

      Section 7.15 Insurance. The Company shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the same industry and such other businesses as conducted by such party and its Subsidiaries.

      Section 7.16 Permits. The Company shall use commercially reasonable best efforts to maintain in effect all existing material permits pursuant to which the Company operates.

      Section 7.17 Non-contravention. The Company shall not, nor shall it permit any of its Subsidiaries to, omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of the Company or of any Subsidiary of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company herein.

      Section  7.18   Payments to Suppliers and Vendors.    The Company shall
not, nor shall it permit any of its Subsidiaries to, pre-pay any party for amounts not yet due (except in the ordinary course of the Company's business and consistent with past practice), or pay any party in a non-timely manner.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      Section 8.1 Cooperation, Notification. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent shall, and shall cause its Subsidiaries to, and the Company shall, and shall cause its Subsidiaries to:

      (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss matters pertinent to the proposed business combination,

      (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

      (c) advise the other party of any change or event that has had or, to the knowledge of such party, would in reasonable probability have a Parent Material Adverse Effect, a Sub Material Adverse Effect or a Company Material Adverse Effect, and

      (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

      Section 8.2 Third-Party Consents. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use all commercially reasonable best efforts to obtain all third-party consents necessary to consummate the Merger, and specifically regarding the Leases, each of Parent and the Company agree to use commercially reasonable best efforts to obtain prior to the Closing all consents and landlord approvals necessary, in the reasonable determination of Parent, to consummate the transactions contemplated hereby, including, without limitation, estoppel certificates, consents to leasehold mortgage, memoranda of leases and renewal options. All consents shall be in writing and in form and substance reasonably satisfactory to Parent. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all such consents, as the case may be, obtained by such party.

      Section  8.3   Access to Information.

      (a) Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to the officers, directors, accountants, counsel, investment bankers, financial advisors, consultants and other representatives of Parent (collectively, the "Parent Personnel") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including, but not limited to, Tax Returns, but excluding (i) that information that is restricted by applicable confidentiality and secrecy agreements, (ii) that information that a party may be restricted from disclosing under applicable law, (iii) the corporate proceedings of the Company in considering the Merger or other similar transactions in the past, and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other:

      (i) a copy of each report, schedule and other document filed by it or any of its Subsidiaries with the SEC and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

      (ii) all information concerning itself, its Subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by Parent in connection with any filings, applications or approvals required or contemplated by this Agreement.

In the event that any of the Parent Personnel desires to formally inspect any of the Company's restaurants, such Parent Personnel shall provide reasonable prior notice (which may be oral) to the Company of such desire and shall reasonably cooperate with the Company in making such inspections and tours so as to minimize the disruptive effect thereof on the operations of the affected restaurants.

      Section  8.4   Regulatory Matters.

      (a) HSR Filings. Each party hereto shall, in cooperation with the other, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent entities" under the HSR Act, and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Each party hereto shall notify the other immediately upon receiving any request for additional information from either of such agencies with respect to such filings and shall respond promptly to any such requests.

      (b)   Other Regulatory Approvals.

      (i) Each party hereto shall cooperate and use its commercially reasonable best efforts promptly to prepare and file all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals.

      (ii) Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent, on the one hand, and the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

      (iii) The Company and Parent shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

      Section  8.5   Shareholder Approval; Proxy Materials.

      (a) The Company and Parent will, as soon as practicable following the execution of the Agreement, prepare and file the Proxy Statement with the SEC. The Company will use all commercially reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date.

      (b) The Company and Sub will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold meetings of the Sub's and the Company's shareholders, respectively, for the purpose of approving this Agreement and the transactions contemplated hereby. At the Company's shareholders meeting, Parent shall cause all of the shares of Company Common Stock then owned by Parent and Sub to be voted in favor of the Merger.

      (c) Cooperation. Parent shall furnish all information concerning itself, Sub and its other Subsidiaries that is required or customary for inclusion in the Proxy Materials.

      Section  8.6   Indemnification; Directors' and Officers' Insurance.

      (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case subject to the limitations, terms and conditions set forth in the Company's Articles of Incorporation and Bylaws) as in effect on June 28, 1998 (unless otherwise limited by the applicable provisions of the TBCA); provided, however, that the procedure for indemnification (if not in conflict with the Company's Articles of Incorporation and Bylaws, as in effect on June 28, 1998, or the
TBCA) shall be set forth below. In addition to the foregoing right to indemnification, the Company and the Surviving Corporation, as the case may be, shall promptly pay all expenses upon receipt of evidence of the same in advance of the final disposition of any such action or proceeding to each Indemnified Party subject to the limitations, terms and the conditions set forth in the Company's current Articles of Incorporation and Bylaws as in effect on June 28, 1998 (unless otherwise limited by the applicable provisions of the TBCA). In connection with the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain legal counsel satisfactory to them and reasonably satisfactory to the Company (or to them and reasonably satisfactory to the Surviving Corporation after the Effective Time) and the

Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all commercially reasonable best efforts to assist in the vigorous defense of any such matter (but shall not be required to provide additional legal counsel), provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld). Any Indemnified Party wishing to claim indemnification under this
SECTION 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (provided that the failure so to notify shall relieve the Company or the Surviving Corporation, as the case may be, from any liability which it may have under this SECTION 8.6 to the extent such failure prejudices the Company or Surviving Corporation's position with respect to such claims). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and the Company or the Surviving Corporation, as the case may be) may be retained by the Indemnified Parties at the cost and expense of the Company (or Surviving Corporation). The foregoing rights to indemnification and the foregoing rights to advances of expenses incurred in defense existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the Articles of Incorporation of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time. This agreement is intended to provide protection that is no greater than that afforded by the Company's Articles of Incorporation and Bylaws, as in existence on the date hereof. The Company (and, after the Effective Time, the Surviving Corporation) shall pay all costs (including attorneys fees) incurred by any Indemnified Party in any lawsuit brought in good faith to enforce the provisions of this SECTION 8.6, or to enforce rights to indemnification under the Company's (or Surviving Corporations, as the case may be) Articles of Incorporation or Bylaws or under applicable law.

      (b) Notwithstanding the foregoing, with respect to any Indemnified Party, "Indemnified Liabilities" shall not include any matter arising as a result of, or in connection with, any breach of any of the representations and warranties set forth in Article VI hereof.

      (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties), with respect to the Indemnified Parties), with respect to matters arising before and omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by this Agreement.

     (d) The Surviving Corporation shall perform and discharge its obligations under this SECTION 8.6 and its indemnification obligations under the Surviving Corporation's Articles of Incorporation and Bylaws and under applicable law.

     (e) The provisions of this SECTION 8.6 are for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives as if such Indemnified Party were a party hereto and shall be binding on all successors and assigns of Sub, the Company and the Surviving Corporation; provided, however, that neither Parent nor its affiliates shall bring any action against any Indemnified Parties on their own account for any breaches of the representations and warranties set forth in ARTICLE VI hereof.

     (f) Notwithstanding anything in this Agreement to the contrary, in no circumstance shall Parent be obligated to contribute capital (or otherwise fund) the Surviving Corporation's indemnification obligations under this SECTION 8.6, it being the intent of the parties to look solely to the assets of the Surviving Corporation therefor.

     Section  8.7   Disclosure Schedule.

     (a) On or prior to the date of this Agreement, the Company shall have delivered to Parent the Company Disclosure Schedule.

     (b) The Company Disclosure Schedule when so delivered, shall constitute an integral part of this Agreement and each schedule therein shall modify or otherwise affect all of the representations, warranties, covenants or agreements of the Company contained herein. The Company, acting reasonably and in good faith, will supplement and/or amend the Company Disclosure Schedule to reflect changes in facts occurring after the date hereof which, if existing on the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule. Parent and Sub shall be entitled to treat any such supplemental disclosures by the Company as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplemental disclosure occurred on or prior to the date of this Agreement, unless such supplementation is a result of any of the activities not prohibited by Article VII of this Agreement.

     (c) Any and all statements, representations, warranties or disclosures set forth in the Company Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement and, again, at the Closing.

      Section 8.8 Public Announcements. The Company, on the one hand, and Parent and Sub, on the other hand, shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto prior to consultation with the other party, except that each party may respond to questions from shareholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq National Market without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

     Section 8.9 Stock Option, Stock Purchase and Bonus Plans. The following provisions shall apply to each stock option plan, stock purchase plan, bonus plan, deferred compensation plan and similar plans of the Company under which the delivery of Company Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options, all of which are described in SCHEDULE 6.3 of the Company Disclosure Schedule. The Company shall take such action as may be necessary so that (i) from and after the date hereof, except as set forth in SCHEDULE 6.3, no further grants of stock, options, or other rights shall be made under the Stock Plans, and (ii) on or before the Effective Time each outstanding option or restricted stock award (or any other right to stock) that remains unexercised or unvested under the Stock Plans as of the Effective Time shall be canceled at or prior to the Effective Time in accordance with the provisions of SECTION 3.5.

     Section 8.10  No Solicitations.

     (a) The Company shall not, and shall cause its Subsidiaries not to, permit any of its representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any inquiry, offer or proposal that constitutes or in reasonable probability will lead to any Takeover Proposal with respect to the Company.

     (b) The Company shall notify Parent orally and in writing of any such inquiries, offers or Takeover Proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making
it) within one business day of the receipt thereof.

     (c) The Company shall immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal regarding the Company, and inform such other persons of its obligation in this SECTION 8.10.

     (d) Notwithstanding anything in this SECTION 8.10 to the contrary:

     (i) The Company may, prior to the vote of the shareholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) in response to an unsolicited request therefor, furnish information, including non-public information, to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as provided in the Confidentiality Agreement to the extent and only to the extent that the Board of Directors of the Company determines that the requester is offering a Superior Takeover Proposal.

     (ii) The Company may engage in discussions and negotiations with any Person or group that has made an unsolicited Takeover Proposal, among other things, to determine whether such proposal (as opposed to any further negotiated proposal) is a Superior Takeover Proposal and (ii) the Company may take and disclose to its shareholders a position contemplated by Rule 14e-2(a) following the Company's receipt of a Takeover Proposal that is in the form of a tender offer under Section 14(e) of the Exchange Act.

     (iii) The Company may withdraw, adversely modify or take a public position materially inconsistent with its recommendation referred to in SECTION 6.4(A) (which may include making any statement required by Rule 14e-2 under the Exchange Act) (a "Recommendation Modification/Withdrawal") if there exists a Takeover Proposal and the Board of Directors of the Company determines that it is a Superior Takeover Proposal.

     (iv) The Company may make a "stop-look-and-listen" communication with respect to a Takeover Proposal or this Agreement of the nature contemplated in, and otherwise in compliance with, Rule 14d-9 under the Exchange Act as a result of receiving a Takeover Proposal.

     Section 8.11 No Withdrawal of Recommendation. Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to SECTION 10.1, (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal (other than a Superior Takeover Proposal, subject to the rights and obligations of the parties under SECTIONS 10.1 and 10.3).

     Section 8.12 Expenses. Subject to SECTION 10.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 8.13 Inventory. The Company agrees that, in aggregate, at least $450,000 in food and beverage Inventory (valued on a cost basis) at the Company's restaurants will be part of the Company's assets to be transferred to Sub at the Closing and that, during the period between the date of this Agreement and the Closing, the Company will continue to replenish such inventory in good faith in accordance with the usual practices of the business of the Company. The Company agrees to allow Parent and Sub to take a physical inventory of the food and beverage inventory within the week prior to the Closing Date (or at another time shortly before the Closing that is mutually acceptable to the parties); the Company may designate one or more representatives to take such physical inventory along with Parent's and/or Sub's representative(s).

     Section  8.14  Covenant to Satisfy Conditions.

     (a) Each of Parent, Sub and the Company shall take all reasonable actions necessary, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, Parent, Sub and the Company shall each use their commercially reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the Company Shareholders' Approval), including fully cooperating with the other in obtaining the Company Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     Section 8.15 Strategic Consultations. Between the date hereof and the Effective Time, the Board of Directors and the officers of the Company shall consult from time to time with members of the Board of Directors of Parent with regard to the determination of the Company's strategic direction and shall, when in the best interest of the Company, adopt strategic initiatives proposed by such members of Parent's Board.

     Section 8.16 Guaranty of Equity of Sub. Subject to the fulfillment of the conditions set forth in SECTION 9.1 and 9.2 (including without limitation the condition that Parent and/or Sub shall have received transaction financing as specified in SECTION 9.2(h)), Parent hereby guarantees that, at the Effective Time, Sub shall have, over and above the amount realized from the financing as contemplated by SECTION 9.2(h), the amount of $5,000,000 in immediately available funds available to it to allow Sub to fund the Payment Fund under the terms of this Agreement. Furthermore, Parent guarantees that Sub shall have all funds necessary to satisfy obligations, if any, arising on its account under
SECTION 10.4(a) hereof.

     Section  8.17  Employee Benefit Matters; Severance.

     (a) Following the Closing, Parent shall, to the extent reasonably practicable, maintain the level of benefits provided to the employees and all former employees of the Company and its Subsidiaries that is in effect as of the date hereof (other than benefits under any Stock Plans) until Parent shall provide benefits to such employees and former employees on a basis consistent with the provision of benefits provided otherwise to other employees and former employees within the Parent system (other than benefits under any stock option plans, stock purchase plan or deferred compensation plan or arrangements of Parent or any affiliate of Parent within the Parent system).

     (b) Parent shall maintain and give effect to each employment severance policy of the Company that is in effect as of the date hereof with respect to employees of the Company at the Closing until the date on which such employment severance policy of the Company terminates or expires in accordance with its terms (which date is six months following the Effective Time).

                                  ARTICLE IX

                                  CONDITIONS

     Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger or cause the Merger to be effected shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to
SECTION 10.5:

     (a) Shareholder Approval. The Company Shareholders' Approval shall have been obtained on or prior to 90 days after the date of this Agreement.

     (b) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable best efforts to have any such decree, ruling, injunction or order vacated.

     (c) Statutory Approvals. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time (or, in the case of the filings required, if any, under the HSR Act, all applicable waiting periods and any extensions thereof shall have expired or otherwise been terminated).

     Section  9.2   Conditions to Obligation of Parent to Effect Merger.    The
obligation of Parent to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to SECTION 10.5:

     (a) Performance of Obligations of the Company. The Company shall have performed its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time, except as otherwise contemplated by SECTION 10.1(E).

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by SECTION 10.1(g).

     (c) Closing Certificates. Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in SECTIONS 9.2(A), (B), (D) AND (G) have been satisfied.

     (d) Company Material Adverse Change.   Since the date hereof, there shall
not have been any changes or events which have resulted or would result, so far as can be reasonably foreseen, in a net change to the Company that has or in reasonable probability will have a Company Material Adverse Effect.

     (e) Opinion of Jenkens & Gilchrist, a Professional Corporation. Parent shall have received an opinion of Jenkens & Gilchrist, a Professional Corporation, in form and substance reasonably satisfactory to Parent, addressed to Parent and dated the Closing Date, which opinion may be based on appropriate representations of the Company.

     (f) Company Required Consents. The Company Required Consents shall have been obtained except those that, if not received or obtained, in the aggregate would not in reasonable probability result in a Company Material Adverse Effect.

     (g) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that, individually or in the aggregate, would in reasonable probability have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, assets or earnings of the Surviving Corporation.

     (h) Financing. Subject to the qualifications set forth in SECTION 10.2, Parent and/or Sub shall have obtained secured senior debt financing for the transactions contemplated hereby in an aggregate amount not less than $30,000,000, on terms which are reasonable and satisfactory to them.

     (i) Termination of Unexercised Rights Under Stock Plans. Each outstanding option or restricted stock award (or any other right to stock) that remains unexercised or unvested under the Stock Plans shall have been terminated under the provisions of SECTION 3.5.

     (j) Documents. All documents to be delivered by the Company to Parent and Sub at the Closing shall be duly executed and in form and substance reasonably satisfactory to Parent and Sub.

     (k) Other. Parent and Sub shall have received such other documents or certificates as Parent and Sub may reasonably have requested, including, without limitation, certificates of good standing with respect to each of the Company and its Subsidiaries from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to the Company and each of its Subsidiaries from the appropriate authority in each jurisdiction in which it is qualified to do business.

     Section 9.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to SECTION 10.5.

     (a) Performance of Obligations of Parent. Parent shall have performed its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time, except as otherwise contemplated by SECTION 10.1(d).

     (b) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by SECTION 10.1(d).

     (c) Closing Certificates. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent, dated the Closing Date, to the effect that, to such officers' knowledge, the conditions set forth in SECTIONS 9.3(a) and (b) have been satisfied.

     (d) Opinion of Andrews & Kurth L.L.P.. The Company shall have received an opinion of Andrews & Kurth L.L.P., in form and substance reasonably satisfactory to the Company, addressed to the Company and dated the Closing Date, which opinion may be based on appropriate representations of Parent and Sub.

     (e) Fairness Opinion. The opinion delivered and addressed to the Board of Directors on the date hereof by NationsBanc Montgomery Securities shall not have been withdrawn.

     (f) Documents. All documents to be delivered by Parent or Sub to the Company at the Closing shall be duly executed and in form and substance reasonably satisfactory to the Company.

     (g) Other. The Company shall have received such other documents or certificates as the Company may reasonably have requested, including, without limitation, certificates of good standing with respect to each of Parent and Sub from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to each of Parent and Sub from the appropriate authority in each jurisdiction in which it is qualified to do business.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company contemplated by this Agreement:

     (a) by mutual written consent of the Company and Parent;

     (b) by the Company or Parent so long as the Company or Parent (as the case may be) is not then in material breach of its obligations hereunder, if the Merger shall not have been consummated on or before 100 days after the date of this Agreement; provided, however, that this Agreement may be extended by written notice of either Parent or the Company to a date not later than 130 days after the date of this Agreement, if the Merger shall not have been consummated as a direct result of the conditions in SECTION 9.1(A) and SECTION 9.1(C); provided, that the right to terminate this Agreement under this SECTION 10.1 shall not be available to the Company (or Parent) as the case may be if its failure to fulfill any obligation under this Agreement has been a cause of or resulted in the failure of the Merger to occur on or before such date;

     (c) by either the Company or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

     (d) by the Company so long as the Company is not then in material breach of its obligations hereunder, if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement which breach has not been cured within 20 calendar days following receipt by the breaching party of notice of such breach, unless such breach could not, individually or in the aggregate with other breaches, in reasonable probability materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

     (e) by Parent so long as Parent is not then in material breach of its obligations hereunder, if there has been a breach of any covenant or agreement on the part of the Company set forth in this Agreement which breach has not been cured within 20 calendar days following receipt by the breaching party of notice of such breach, unless such breach could not, individually or in the aggregate with other breaches, in reasonable probability materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

     (f) by the Company, if (i) the Board of Directors of the Company shall have accepted a Superior Takeover Proposal and (ii) the Company shall have paid the termination fee set forth in SECTION 10.4(b);

     (g) by Parent or Sub if the amount of the Net Adverse Effects (as defined below) from breaches of the Company's representations and warranties and statements identified by Parent or Sub prior to the Closing, if any, exceeds $1,000,000. "Net Adverse Effects" shall mean the net aggregate adverse effects on the reasonably determined valuation by Parent of the business operations, properties (including intangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Company and its Subsidiaries or the transactions contemplated by this Agreement; and

     (h) by Parent if (i) the Board of Directors of the Company makes a Recommendation Modification/Withdrawal or (ii) the Company enters into a definitive agreement for a Superior Takeover Proposal or any other Takeover Proposal.

     Section  10.2  Termination In Connection with Certain Financing Events.

     (a) Parent has received the draft funding commitment letter from AMRESCO Commercial Finance, Inc. ("AMRESCO") attached hereto as Exhibit B (the "AMRESCO Letter") and the proposal from U.S. Restaurant Properties, Inc. ("USRP") attached hereto as Exhibit C (the "USRP Letter").

     (b) Parent is herewith depositing the amount of $250,000 and agrees to deposit an additional $250,000 on Day 60 (as defined below) (the aggregate amount of such $500,000 being termed the "Escrow Fund") into escrow with Texas Bank for the purposes of this SECTION 10.2 in accordance with the terms of the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement").

     (c) Parent shall use its commercially reasonable best efforts to cause AMRESCO to (on or prior to the 30th day after the date of this Agreement ("Day 30")) (i) remove from the AMRESCO Letter, as conditions to AMRESCO's funding commitment thereunder, the conditions that AMRESCO (1) receive a satisfactory valuation report from its appraisers regarding the collateral securing AMRESCO's loan, (2) receive all material required by it to complete its due diligence and (3) find such material to be in all things satisfactory and then (ii) execute and deliver to Parent and Sub the AMRESCO Letter as so modified (such events being termed the "AMRESCO Day 30 Events").

     (d) Parent shall use its commercially reasonable best efforts to cause USRP to (on or prior to Day 30) (i) remove from the USRP Letter, as conditions to USRP's funding, the conditions that USRP (1) retain an inspection and review period, (2) receive all material required by it to complete its due diligence and (3) find such material to be in all things satisfactory and then (ii) execute and deliver to Parent and Sub a funding commitment on the terms outlined in the USRP Letter as so modified (such events being termed the "USRP Day 30 Events").

     (e) Parent shall use its commercially reasonable best efforts to cause (on or prior to the 60th day after the date of this Agreement ("Day 60")) each of AMRESCO and USRP to deliver to Parent and Sub a firm funding commitment (containing the financial terms of the AMRESCO Letter and the USRP Letter, respectively) that is conditioned only on (i) the delivery of closing documentation and (ii) the accuracy, in all material respects, of the Company's representations and warranties hereunder (a "Firm Commitment").

     (f) In addition to the provisions of SECTION 10.1, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

     (i) by the Company, at any time during the five business days immediately following Day 30, as long as the Company is not then in material breach of its obligations hereunder and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements does not exceed $1,000,000, if either the AMRESCO Day 30 Events have not occurred on or prior to the date of such termination or the USRP Day 30 Events have not occurred on or prior to the date of such termination; and

     (ii) by the Company, at any time during the five business days immediately following Day 60, as long as the Company is not then in material breach of its obligations hereunder and as long as the amount of the Net Adverse Effects from breaches of the Company's representations and warranties and statements do not exceed $1,000,000, if either AMRESCO or USRP has not delivered to Parent a Firm Commitment on or prior to the date of such termination.

     Section 10.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in SECTION 10.1 or SECTION 10.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective affiliates, officers, directors or shareholders except (i) with respect to the provisions of SECTION 10.4 or SECTION 3 of the Escrow Agreement, as applicable, and (ii) that, subject to the last proviso of SECTION 10.4(a), no such termination shall relieve any party from liability for any willful breach hereof. Parent further agrees that following such termination, it shall continue to be bound under all of the terms and conditions contained in the Confidentiality Agreement.

     Section  10.4  Payment of Expenses and Termination Fee.

     (a) Damages Payable Upon Termination. If this Agreement is terminated pursuant to SECTION 10.1(d), (e) OR (g), then the breaching party shall promptly (but in no event later than five business days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages, an amount in cash equal to the out-of-pocket expenses and fees incurred by the other party after the date hereof arising out of, or in connection with or related to, the Merger or the transactions contemplated by this Agreement not in excess of $500,000 (the "Out-of-Pocket Expenses"); provided, however, that if this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity (subject, however, to the last proviso of this SECTION 10.4(a) and the arbitration provisions of SECTION 11.10 hereof) and shall, in addition, to the amount of Out-of-Pocket Expenses set forth above, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity (subject, however, to the last proviso of this SECTION 10.4(a) and the arbitration provisions of SECTION 11.10 hereof); provided, further, that the payment by Parent of any Out-of-Pocket Expenses under the terms of this SECTION 10.4(a) and any amounts required under SECTION 3 of the Escrow Agreement shall constitute the Company's sole and exclusive remedy against Parent or Sub for any failure by the parties (or any party) to consummate the Merger.

     (b) Termination Fee. In the event that (x) this Agreement is terminated by the Company pursuant to SECTION 10.1(f), (y) this Agreement is terminated by Parent pursuant to SECTION 10.1(h), or (z) the Company accepts any Takeover Proposal (or Superior Takeover Proposal) within two years after this Agreement is terminated by Parent pursuant to SECTION 10.1(E), then, in each such case, the Company shall pay Parent a fee equal to the sum of (i) One Million Five Hundred Thousand Dollars ($1,500,000) and (ii) Parent's Out-of-Pocket Expenses, which aggregate amount (the "Section 10.4(b) Amount") the parties acknowledge is a reasonable estimate (albeit a low estimate) as of the date of this Agreement of the direct, indirect and opportunity costs and expenses that Parent will incur in preparing for the Closing and which Section 10.4(b) Amount shall be payable by wire transfer of same day funds within five business days after the date of such termination (or in the case of (z) above, the amount of $1,500,000 shall be paid within five days after the Company accepts any Takeover Proposal or Superior Takeover Proposal, the Out-of-Pocket Expenses having already been paid). The Company acknowledges that the agreements contained in this SECTION 10.4(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Section 10.4(b) Amount due pursuant to this SECTION 10.4(b) and, in order to obtain such payment, Parent or Sub commences an action in arbitration that results in a judgment against the Company for such Section 10.4(b) Amount, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such action in arbitration, together with interest on the Section 10.4(b) Amount at the rate of 8.0% per annum. In the event Parent has received the Section 10.4(b) Amount, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting a Takeover Proposal or (ii) assert or pursue in any manner, directly or indirectly, any Claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation or approval of a Takeover Proposal for the Company's exercise of its right of termination.

     Section 10.5 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Date with respect to any of the terms contained herein.

     Section  10.6  Extension; Waiver.  At any time prior to the Effective
Time, the parties hereto, may, to the extent legally allowed and only if agreed to by all parties hereto: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE XI

                              GENERAL PROVISIONS


     Section 11.1 Non-survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time. This SECTION 11.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

     Section  11.2   Brokers.

     (a) The Company represents and warrants that, except for NationsBanc Montgomery Securities, no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (b) Parent represents and warrants that except for an arrangement with El Chico Management Co., L.P. (for which the Company shall have no responsibility or obligation), no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  if to the Company:

          Spaghetti Warehouse, Inc.
          402 West Interstate 30
          Garland, Texas  75043
          Attention:  Robert Bodnar, Chief Financial Officer
          Fax:  (972) 203-9594

          with a copy to:

          Jenkens & Gilchrist, a Professional Corporation
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Attention: Ronald J. Frappier, Esq.
          Fax: (214) 855-4300

     (ii) if to Parent or Sub:

          Consolidated Restaurant Companies, Inc.
          5956 Sherry Lane, Suite 1450
          Dallas, Texas 75225
          Attention: John R.W. Cracken
          Fax: (214) 785-7086

          with a copy to:

          Andrews & Kurth L.L.P.
          1717 Main Street, Suite 3700
          Dallas, Texas 75201
          Attention: J. Gregory Holloway
          Fax: (214) 659-4401

     Section 11.4 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section  11.5  Miscellaneous.

     (a) This Agreement, including the Company Disclosure Schedule, the Escrow Agreement and the other documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement,
(ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 11.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties and their heirs and representatives as set forth in SECTION 8.6, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.8 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

     Section  11.9  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

     (b) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("Rules"), and shall be held in Dallas, Texas. Any dispute submitted for arbitration shall be referred to a panel of three arbitrators.
The party or parties submitting ("Submitting Party") the intention to arbitrate (the "Submission") shall nominate one arbitrator. Within 30 days of receipt of the Submission, the party or parties receiving the Submission ("Answering Party") shall nominate one arbitrator. If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the Rules. If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator within fifteen (15) days of the choice or selection of the Answering Party's arbitrator, then such individual shall serve as the third arbitrator. If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they will consent to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request. Any disputes arising in respect to arbitration may be resolved, and judgment on the award rendered by the arbitrators may be entered, only in a Texas State District Court in Dallas County, Texas. The ruling of the arbitrators shall be binding and conclusive upon Parent, Sub and the Company and any person with an interest in the matter.

     (c) In any proceeding regarding Indemnification Matters, all direct, reasonable costs and expenses (including AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring same.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, and as of the date first written above.

                         SPAGHETTI WAREHOUSE ACQUISITION,
                         INC.



                         By: /s/ John R. W. Cracken
                             ------------------------------------------------
                             John R. W. Cracken,
                             President


                         CONSOLIDATED RESTAURANT
                         COMPANIES, INC.




                         By: /s/ E. Gene Street
                             ------------------------------------------------
                             E. Gene Street,
                               Chairman of the Board, Chief Executive Officer
                             and President


                         SPAGHETTI WAREHOUSE, INC.



                         By: /s/ Robert R. Hawk
                             ------------------------------------------------
                         Name: Robert R. Hawk
                         Title: Chairman of the Board of Directors, President
                                and Chief Financial Officer

                                   APPENDIX B

September 17, 1998

Board of Directors
Spaghetti Warehouse, Inc.
402 West Interstate 30
Garland, Texas 75043

Gentlemen and Ladies:

  We understand that Consolidated Restaurant Companies, Inc., a Delaware corporation ("Buyer"), Spaghetti Warehouse Acquisition, Inc., a Texas corporation ("Sub"), and Spaghetti Warehouse, Inc., a Texas corporation ("Seller"), propose to enter into an Agreement and Plan of Merger, a draft of which has been provided to us by management of Seller dated September 17, 1998 (the "Merger Agreement") pursuant to which Sub will be merged with and into Seller (the "Merger"), and Seller will become a wholly-owned subsidiary of Buyer. Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $.01 par value per share, of Seller (the "Seller Common Stock") shall be converted into the right to receive $8.00 per share in cash (the "Merger Consideration"). The terms and conditions of the Merger as we understand them are set forth in more detail in the Merger Agreement.

  You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of Seller pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to June 28, 1998, and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the restaurant industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations involving companies in the restaurant industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) assisted Seller in soliciting indications of interest and bids from third parties seeking to enter into a transaction with Seller similar to, or as an alternative to, the Merger;
(vii) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller furnished to us by management of Seller, including financial forecasts and related assumptions of Seller; (viii) made inquiries regarding and discussed the Merger, Merger Agreement and other matters related thereto with Seller's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by management of Seller, upon your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Seller as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's assets, financial condition, results of operations, business or prospects since the respective dates of its last financial statements made available to us. We have relied on advice of the counsel and the independent accountants to Seller as to all legal, tax and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of Seller pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

  In the ordinary course of our business, we trade the equity securities of Seller for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is directed solely to the Board of Directors of Seller in connection with its consideration of the Merger, and is not a recommendation to any shareholder as to how shareholders should vote with respect to the Merger. Shareholders of Seller are neither addressees nor intended beneficiaries of our opinion (which is addressed solely to the members of the Board of Directors of Seller for their personal use as directors in connection with their review and evaluation of the Merger) or our underlying financial analysis, and no shareholder of Seller may rely or allege any reliance on our opinion or analysis in connection with such shareholder's consideration of the merits of the Merger or otherwise. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders of Seller, as of the date hereof, and does not address any other aspect of the Merger including, without limitation, the relative merits of the Merger, any alternatives to the Merger or Seller's underlying decision to proceed with or effect the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in its entirety in any proxy statement filed by Seller with the Securities and Exchange Commission in connection with the Merger that requires a description of the factors considered by the Board of Directors of Seller in connection with its approval of a proposed merger.

                              Very truly yours,


                              NationsBanc Montgomery
                              Securities LLC

                                   APPENDIX C

 ART. 5.11    RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN
                              CORPORATE ACTIONS

  A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

     (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if the special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

  B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if: (1) the shares held by the shareholder are part of a class or series of shares which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange: (a) listed on a national securities exchange; (b) listed on the NASDAQ stock market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or (c) held of record by not less than 2,000 holders; (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than: (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are: (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange; (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or (iii) held of record by not less than 2,000 holders; (b) cash in lieu of fractional shares otherwise entitled to be received; or (c) any combination of the securities and cash described in subdivisions (a) and (b) of this subsection.

ART. 5.12     PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

  A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

     (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

  (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

  (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     (B) If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

  C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

  D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall be its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

  E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

  F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

  G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13     PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

  A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

  B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for the payment of the fair value thereof.

  C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in
Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, the, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends of other distributions made to shareholders in the interim.

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS 75043

   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 17, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert R. Hawk and Robert E. Bodnar and each of them, as Proxies, each with the power to appoint substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of the Common Stock, par value $0.01 per share, of Spaghetti Warehouse, Inc. (the "Company") held of record by the undersigned at the close of business on November __, 1998, that the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Company to be held at 1815 N. Market Street, Dallas, Texas on the second floor, on December 17, 1998, at 10:00 a.m. Dallas time, or any adjournments thereof.


(1) Adoption of Agreement and Plan of Merger and approval of Merger.

    / / FOR           / / AGAINST          / / ABSTAIN

(2) As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

    / / FOR           / / AGAINST          / / ABSTAIN

                                  PLEASE NOTE

THIS PROXY IS TO BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTION, IT IS INTENDED TO VOTE THE SHARES REPRESENTED BY THIS PROXY FOR EACH OF THE PROPOSALS.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States or Canada.

                           PLEASE SEND IN YOUR PROXY

In order that there may be proper representation at the Special Meeting, each shareholder, whether he or she owns one or more shares, is requested to sign this proxy and return it promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS.

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                    Dated:___________________________________, 1998.

                    _________________________________________
                    Signature

                    __________________________________________________
                    Signature if Held Jointly


                    Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.